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                                                                  EXHIBIT 10.81


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                                  EZCORP, INC.


                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                         DATED AS OF DECEMBER 15, 2000




                 WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION,

                                    AS AGENT

                                      AND

                                  ISSUING BANK



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                     AMENDED AND RESTATED CREDIT AGREEMENT


         THIS AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement"), dated as of December 15, 2000, is among EZCORP, INC., a Delaware corporation (the "Borrower"), each of the banks or other lending institutions which is or which may from time to time become a signatory hereto or any successor or assignee thereof (individually, a "Lender" and, collectively, the "Lenders"), and WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, a national banking association (successor by consolidation to Wells Fargo Bank (Texas), National Association), as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent") and as the Issuing Bank (hereinafter defined).

                                    RECITALS

         A. The Borrower, the Agent, the Issuing Bank and the Lenders have entered into that certain Credit Agreement dated as of December 10, 1998, as amended by (i) that certain First Amendment to Credit Agreement dated as of September 29, 1999, (ii) that certain Second Amendment to Credit Agreement dated as of March 31, 2000 and (iii) that certain Third Amendment to Credit Agreement dated as of June 30, 2000 (as amended, the "Existing Credit Agreement").

         B. The Borrower has requested and the Agent, the Issuing Bank and the Lenders have agreed to restructure the existing $85,000,000 revolving credit facility, standby letter of credit subfacility and swing-line subfacility and to amend and modify the Existing Credit Agreement upon the terms and conditions hereinafter set forth.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions


         Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings:

                  "Advance" means an advance of funds by the Lenders or any of them to the Borrower pursuant to Article II (inclusive of the Tranche A Loan, the Tranche B Loan, the Tranche C Loan and the Swing Loan).

                  "Advance Request Form" means a certificate, in substantially the form of Exhibit B-1 hereto, properly completed and signed by the Borrower requesting an Advance.

                  "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (c) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall the Agent or any Lender be deemed an Affiliate of the Borrower or any of its Subsidiaries.

                    "Agent" has the meaning set forth in the introductory paragraph of this Agreement.





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                  "Agreement" has the meaning set forth in the introductory
         paragraph of this Agreement.

                  "Applicable Lending Office" means for each Lender, the Lending Office of such Lender (or of an Affiliate of such Lender) designated below its name on the signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Borrower and the Agent as the office by which its Advances are to be made and maintained.

                  "Applicable Rate" means the Base Rate plus the Base Rate
         Margin.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and its assignee and accepted by the Agent pursuant to Section 13.8, in substantially the form of Exhibit D hereto.

                  "Base Rate" means as of any date of determination, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, or (b) the sum of the Federal Funds Rate in effect on such day plus one-half of one percent (0.5%). Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively, without notice to the Borrower.

                  "Base Rate Margin" means (a) for the Tranche A Loan, two and one-half percent (2.5%) per annum, (b) for the Tranche B Loan, three percent (3.0%) per annum, and (c) for the Tranche C Loan, three and one-half percent (3.5%) per annum; provided however, so long as no Default has occurred and is continuing, upon the occurrence of the Term Loan Reduction Event, the "Base Rate Margin" means (i) for the Tranche A Loan, one and one-half percent (1.5%) per annum, (ii) for the Tranche B Loan, two percent (2.0%) per annum, and (iii) for the Tranche C Loan, two and one-half percent (2.5%) per annum.

                  "Basle Accord" means the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, supplemented and otherwise modified and in effect from time to time, or any replacement thereof.

                  "Borrower" has the meaning set forth in the introductory paragraph of this Agreement.

                  "Borrower Pledge Agreement" means the Borrower Pledge Agreement of the Borrower in favor of the Agent for the benefit of the Lenders, as executed by the Borrower in connection with the Existing Credit Agreement and in addition, any Borrower Pledge Agreement in substantially the form of Exhibit G-1 hereto, as the same may be amended, supplemented, or modified.

                  "Borrower Security Agreement" means the Borrower Security Agreement of the Borrower in favor of the Agent for the benefit of the Lenders, as executed by the Borrower in connection with the Existing Credit Agreement and in addition, any Borrower Security Agreement in substantially the form of Exhibit F-1 hereto, as the same may be amended, supplemented, or modified.

                  "Borrowing Base" means, at any time, an amount equal to the sum of (a) sixty-five percent (65%) of Eligible Accounts, which Eligible Accounts will not include more than $2,000,000 in the aggregate of the Borrower's or any Subsidiary's interest in Pay-Day Advance Loans (the amount under this clause (a) hereinafter referred to as the "Eligible Accounts Amount"), plus (b) the sum of (x) sixty-five percent (65%) of Eligible Jewelry Inventory, plus (y) forty percent (40%) of Eligible General Merchandise Inventory, minus (z) customer deposits received on layaway Inventory of the Borrower or the applicable Subsidiary (the amount under this clause (b) hereinafter referred to as the "Eligible Total Inventory Amount");



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         provided that (i) fifty percent (50%) of the sum of Eligible Jewelry
         Inventory plus the Eligible General Merchandise Inventory included for purposes of the Borrowing Base shall consist of Eligible Jewelry Inventory, and (ii) the total Eligible Total Inventory Amount included in the Borrowing Base shall not be greater than the Eligible Accounts Amount.

                  "Business Day" means any day on which commercial banks are not authorized or required to close in San Francisco, California.

                  "Capital Expenditures" means, for any period, all expenditures of the Borrower and its Subsidiaries which are classified as additions to property, plant and equipment on the consolidated statement of cash flows of the Borrower in accordance with GAAP, including all such expenditures so classified as "recurring capital expenditures" and all such expenditures associated with Capital Lease Obligations.

                  "Capital Lease Obligation" means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP. For purposes of this Agreement, the amount of such Capital Lease Obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

                  "Cash Equivalent Investment" means, as to any Person, (a) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (b) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "AAA" or the equivalent thereof from Standard & Poor's Corporation or "Aaa" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than six months from the date of acquisition by such Person, (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person and (e) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (a) through (d) above.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

                  "Collateral" means the property in which Liens have been granted to the Agent for the benefit of the Lenders pursuant to the Borrower Security Agreement, the Borrower Pledge Agreement, the Subsidiary Security Agreement, the Subsidiary Pledge Agreement, the Real Property Security Documents, or any other agreement, document, or instrument executed by the Borrower or a Guarantor in accordance with
         Section 8.13 of the Existing Credit Agreement, whether such Liens are now existing or hereafter arise.

                  "Commitment" means, as to each Lender, collectively, the obligation of such Lender to purchase participations (or with respect to the Swing Lender or the Issuing Bank, hold other interests in) the Swing Loan and in Letters of Credit as described in Articles II and III hereunder, the Tranche A Commitment, the Tranche B Commitment and the Tranche C Commitment.

                  "Commitment Fee" has the meaning specified in Section 2.11.



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                  "Commitment Fee Rate" means one quarter of one percent
         (0.25%) per annum.

                  "Consolidated Net Income" means, at any time, the aggregate net income or loss of the Borrower and its consolidated Subsidiaries determined on a consolidated basis as determined in accordance with GAAP.

                  "Consolidated Net Worth" means, at any particular time, all amounts which, in conformity with GAAP, would be included as stockholders' equity on a consolidated balance sheet of the Borrower and the Subsidiaries; provided, however, there shall be excluded therefrom any amount at which shares of capital stock of the Borrower appear as an asset on the Borrower's balance sheet.

                  "Contribution and Indemnification Agreement" means the Contribution and Indemnification Agreement executed by the Borrower and the Guarantors in connection with the Existing Credit Agreement and in addition, any Contribution and Indemnification Agreement in substantially the form of Exhibit E hereto, as the same may be amended or otherwise modified from time to time.

                  "Debt" means as to any Person at any time (without duplication): (a) all obligations of such Person for borrowed money,
         (b) all obligations of such Person evidenced by bonds, notes, debentures, or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable of such Person arising in the ordinary course of business that are not past due by more than ninety (90) days, (d) all Capital Lease Obligations of such Person, (e) all Debt or other obligations of others Guaranteed by such Person, (f) all obligations secured by a Lien existing on property owned by such Person, whether or not the obligations secured thereby have been assumed by such Person or are non-recourse to the credit of such Person, (g) all reimbursement obligations of such Person (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, and (h) all liabilities of such Person in respect of unfunded vested benefits under any Plan.

                  "Default" means an Event of Default or the occurrence of an event or condition which with notice or lapse of time or both would become an Event of Default.

                  "Default Rate" means the lesser of (a) the Maximum Rate or,
         (b) the sum of the Base Rate in effect from day to day plus five percent (5%).

                  "Deposit and Cash Management Services" means the deposit and/or cash management products and services provided by a Lender in connection with any deposit or other accounts of the Borrower or any of its Subsidiaries, including without limitation, the extensions of credit made by a Lender to or for the account of the Borrower or any of its Subsidiaries in the ordinary course of business in connection therewith.

                  "Dispute" has the meaning specified in Section 13.14.

                  "Dollars" and "$" mean lawful money of the United States of America.

                  "EBITDA" means Consolidated Net Income, plus, to the extent that any of the following were deducted in calculating such Consolidated Net Income, interest expense, tax expenses, and depreciation and amortization, but excluding all extraordinary items of income and loss.

                  "Eligible Accounts" means, at any time, all pawn loan receivables of the Borrower and its Subsidiaries reasonably satisfactory to the Agent and all of the Borrower's and its Subsidiaries' interests in Pay-Day Advance Loans reasonably satisfactory to the Agent and that satisfy the following conditions:




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                  (a) The account complies in all material respects with all applicable laws, rules, and regulations, including, without limitation, usury laws, the Federal Truth in Lending Act, Regulation Z of the Board of Governors of the Federal Reserve System, as applicable, the provisions of the Texas Pawn Shop Act (Chapter 371 of the Texas Finance Code) and similar laws governing the operation of pawnshops in other states and local jurisdictions where the Borrower or any of the Subsidiaries conduct business and the consumer loan provisions of the Texas Finance Code;

                  (b) The account has not been outstanding at or beyond the date applicable state law permits the pawned item relative to the subject account to be sold by the applicable Subsidiary and is not further subject to any federal or local laws, rules or ordinances;

                  (c) The account arises from an enforceable contract, the performance of which has been completed by the applicable Subsidiary;

                  (d) The applicable Subsidiary has good and indefeasible title to the account and the account is not subject to any Lien except Liens in favor of Agent;

                  (e) The account is subject to a first priority, perfected Lien in favor of the Agent;

                  (f) The account does not arise out of a contract with an account debtor that, by its terms, prohibits or makes void or unenforceable the grant of a security interest by the Subsidiary to the Agent in and to such account;

                  (g) The account is not subject to any setoff, counterclaim, defense, dispute, recoupment, or adjustment;

                  (h) The account is not evidenced by chattel paper unless such chattel paper has been delivered to Agent;

                  (i) The account debtor has not notified the applicable Subsidiary of any dispute concerning the transaction giving rise to the account;

                  (j) The account is payable in Dollars by the account debtor;
         and

                  (k) The account arises from a Pay-Day Advance Loan which has not been due for more than ninety (90) days from the date such Pay-Day Advance Loan was made.




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                  "Eligible Assignee" means (a) a Lender, (b) an Affiliate of a
         Lender, and (c) any other Person approved by the Agent, and, unless a Default has occurred and is continuing at the time any assignment is effected, in accordance with Section 13.8, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower; provided, however, that neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee.

                  "Eligible General Merchandise Inventory" means, at any time, the difference of (1) all Inventory of the Borrower and the Subsidiaries (excluding Jewelry Inventory), relative to transactions occurring and maintained at store locations or the central jewelry processing location in Austin, Texas which Inventory is (a) located at locations either owned by the Borrower or applicable Subsidiary, or leased by the Borrower or the applicable Subsidiary, (b) held for sale or disposition in the ordinary course of such Subsidiary's business, and (c) subject to a first priority, perfected Lien in favor of the Agent, minus (2) the pro rata portion of the Inventory Valuation Reserve on such Inventory. Eligible General Merchandise Inventory shall not include (i) Inventory that has been shipped or delivered to a customer on consignment, a sale-or-return basis, a rent or lease basis, or on the basis of any similar understanding, (ii) Inventory with respect to which a claim exists disputing the Borrower's or such Subsidiary's title to or right to possession of such Inventory and
         (iii) Inventory that the Agent in its sole discretion, has reasonably determined to be unmarketable.

                  "Eligible Jewelry Inventory" means, at any time, the difference of (a) all Jewelry Inventory of the Borrower and the Subsidiaries, relative to transactions occurring and maintained at store locations or the central jewelry processing location in Austin, Texas which Jewelry Inventory is (1) located at locations either owned by the Borrower or applicable Subsidiary, or leased by the Borrower or the applicable Subsidiary, (2) held for sale or disposition in the ordinary course of such Subsidiary's business, and (3) subject to a first priority, perfected Lien in favor of the Agent, minus (b) the pro rata portion of the Inventory Valuation Reserve on such Inventory. Eligible Jewelry Inventory shall not include (i) Jewelry Inventory that has been shipped or delivered to a customer on consignment, a sale-or-return basis, a rent or lease basis, or on the basis of any similar understanding, (ii) Jewelry Inventory with respect to which a claim exists disputing the Borrower's or such Subsidiary's title to or right to possession of such Jewelry Inventory and (iii) Jewelry Inventory that the Agent in its sole discretion, has reasonably determined to be unmarketable.

                  "Environmental Laws" means any and all federal, state, and local laws, regulations, and requirements pertaining to health, safety, or the environment, as such laws, regulations, and requirements may be amended or supplemented from time to time.

                  "Environmental Liabilities" means, as to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs, and expenses, (including, without limitation, all reasonable fees, disbursements and expenses of counsel, expert and consulting fees and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any Environmental Law, permit, order or agreement with any Governmental Authority or other Person, arising from environmental, health or safety conditions or the Release or threatened Release of a Hazardous Material into the environment.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and published interpretations thereunder.

                  "ERISA Affiliate" means any corporation or trade or business which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower,



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         which is under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or which is otherwise affiliated with the Borrower (within the meaning of Section 414(m) or Section 414(o) of the Code).

                  "Event of Default" has the meaning specified in Section 11.1.

                  "Excess Cash Flow Amount" means, at any time, an amount equal to seventy-five percent (75%) of the sum of the following: (a) the Consolidated Net Income before taxes for the then most recently ended Fiscal Quarter, minus (b) income taxes paid, Capital Expenditures and payments on current maturities on long-term debt (including without duplication Capital Lease Obligations, but excluding the Obligations), plus (c) depreciation, amortization and any other non-cash expense or income for such period, all in accordance with GAAP.

                  "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Existing Credit Agreement" has the meaning set forth in the recitals of this Agreement.

                  "Existing Debt" means the Debt listed on Schedule 9.1.

                  "Existing LCs" means those letters of credit described on
         Schedule 1.1(b) issued pursuant to the Existing Credit Agreement.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published on such next succeeding Business Day, the Federal Funds Rate for any day shall be the average rate charged to Wells Fargo Bank Texas, National Association (successor by consolidation to Wells Fargo Bank (Texas), National Association) on such day on such transactions as determined by the Agent.

                  "First Quarter" has the meaning specified in Section 10.6.

                  "Fiscal Quarter" means any three-month period ending December 31, March 31, June 30 or September 30.

                  "Fiscal Year" means each twelve month period ending September 30 of each year.

                  "Fixed Charge Coverage Ratio" means, for each Fiscal Quarter, the quotient determined by dividing (a) the sum of EBITDA plus Rental (hereinafter defined) minus Maintenance Capital Expenditures (hereinafter defined) minus taxes paid in cash by the Borrower and its consolidated Subsidiaries, in each case for such Fiscal Quarter and the prior three (3) Fiscal Quarters by (b) the sum of the aggregate interest expense and Rental of the Borrower and its consolidated Subsidiaries, in each case for such Fiscal Quarter and the prior three
         (3) Fiscal Quarters. As used herein the term "Rental" means the amounts paid by the Borrower and each Subsidiary to lease facilities for business operations. As used herein, the phrase "Maintenance Capital Expenditures" means for each Fiscal Quarter, capital expenditures equal to an aggregate amount equal to Three Thousand Dollars ($3,000.00) multiplied by the Average Number of Stores (hereinafter defined) operated by the Borrower and the Subsidiaries for such Fiscal Quarter. As used herein, the phrase "Average Number of Stores" for any Fiscal Quarter means the number of stores


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         calculated by dividing the sum of the stores operated by the Borrower and the Subsidiaries at the end of each month for the most recent four
         (4) months by four (4).

                  "Funded Debt" means, at any particular time, the sum of the following, calculated on a consolidated basis for the Borrower and the Subsidiaries in accordance with GAAP: (a) all obligations for borrowed money, including but not limited to senior bank debt, senior notes and subordinated debt, (b) all obligations relating to the deferred purchase price of property and services, (c) all Capital Lease Obligations, (d) all obligations as a reimbursement obligor with respect to an issued letter of credit or similar instrument (whether drawn or undrawn), and (e) all obligations under a Guarantee of borrowed money, or any other type of direct or contingent obligation.

                  "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

                  "Governmental Authority" means any nation or government, any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                  "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantor" means each and every domestic Subsidiary of the Borrower whether now in existence or hereafter created which include but are not limited to those Subsidiaries listed on Schedule 7.14.

                  "Guaranty" means the joint and several guaranty of each Guarantor in favor of the Agent and the Lenders, as executed by such Guarantor in connection with the Existing Credit Agreement and in addition, any Guaranty in substantially the form of Exhibit C hereto, as the same has been or may be amended, supplemented, or otherwise modified from time to time.

                  "Hazardous Material" means any substance, product, waste, pollutant, material, chemical, contaminant, constituent, or other material which is or becomes listed, regulated, or addressed under any Environmental Law.

                  "Indemnity Account" means an indemnity account established and maintained by the Borrower to secure the Borrower's obligations to be incurred with County Bank of Rehoboth Beach, Delaware in connection with Pay-Day Advance Loans, such obligations to be established and governed by the Pay-Day Advance Loan Documents.





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                  "Inventory" means at any particular time, inventory (as
         defined in the UCC) of the Borrower or any of the Subsidiaries including, without limitation, all materials and goods held by or for the benefit of the Borrower or any of the Subsidiaries for sale, lease or consumption.

                  "Inventory Turnover" means, for each Fiscal Quarter, the quotient determined by dividing the cost of Inventory items sold during the most recent twelve (12) month period by the Average Inventory (hereinafter defined) for such period. As used herein, "Average Inventory" means Inventory calculated by dividing the total of all ending Inventory for each month for the most recent thirteen
         (13) months by thirteen (13).

                  "Inventory Valuation Reserve" means a valuation account on the Inventory of the Borrower and its Subsidiaries used to reduce such Inventory's carrying value to the lesser of cost or fair market value, as determined by the Borrower after taking into account such factors as obsolescence and broken or unmarketable Inventory.

                  "Issuing Bank" means, with respect to any Letter of Credit, Wells Fargo Bank Texas, National Association (successor by consolidation to Wells Fargo Bank (Texas), National Association).

                  "Jewelry Inventory" means, at any time, all gold, silver and jewelry Inventory of the Borrower or any Subsidiary.

                  "LC Participation" means, with respect to any Lender, at any time, the amount of participating interest held by such Lender (or in the case of the Issuing Bank, other interests) in respect of a Letter of Credit.

                  "Lender" has the meaning set forth in the introductory paragraph of this Agreement.

                  "Letter of Credit" means, any standby letter of credit issued by the Issuing Bank for the account of the Borrower pursuant to
         Article III.

                  "Letter of Credit Disbursement" means a disbursement by the Issuing Bank to the beneficiary of a Letter of Credit in connection with a drawing thereunder.

                  "Letter of Credit Liabilities" means, at any time, the sum of
         (a) the aggregate face amounts of all outstanding Letters of Credits and (b) the aggregate amount of all Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower.

                  "Letter of Credit Request Form" means, a certificate, in substantially the form of Exhibit B-2 hereto, properly completed and signed by the Borrower requesting issuance of a Letter of Credit.

                  "Leverage Ratio" means, as of any Fiscal Quarter end the ratio of Funded Debt to EBITDA, in each case for such Fiscal Quarter and the prior three (3) Fiscal Quarters.

                  "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation, assignment, preference, priority, or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

                  "Litigation Fund Account" means a litigation fund account established and maintained by the Borrower to secure the Borrower's obligations to be incurred with County Bank of Rehoboth Beach,

         Delaware in connection with Pay-Day Advance Loans, such obligations to be established and governed by the Pay-Day Advance Loan Documents.

                  "Loan Documents" means this Agreement, the Notes, the Guaranties, the Contribution and Indemnification Agreement, the Borrower Security Agreement, the Subsidiary Security Agreement, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement, the Real Property Security Documents and all other promissory notes, security agreements, assignments, deeds of trust, guaranties, and other instruments, documents, and agreements now or hereafter executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

                  "Loans" means, collectively, the Tranche A Loan, the Tranche B Loan, the Tranche C Loan and the Swing Loan.

                  "Master Credit Notes" means the promissory notes of the Borrower payable to the order of the Lenders in the aggregate principal amount of the Commitments, in substantially the form of Exhibit A-1 hereto, and all extensions, renewals, and modifications thereof.

                  "Material Adverse Effect" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower and the Subsidiaries taken as a whole, or (b) the validity of enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Agent or the Lenders hereunder or thereunder. In determining whether any individual event could reasonably be expected to result in a Material Adverse Effect, notwithstanding that such event does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event and all other then existing events could reasonably be expected to result in a Material Adverse Effect.

                  "Material Debt" has the meaning specified in Section 11.1(h).

                  "Maximum Rate" means, at any time and with respect to any Lender, the maximum rate of interest under applicable law that such Lender may charge the Borrower. The Maximum Rate shall be calculated in a manner that takes into account any and all fees, payments, and other charges in respect of the Loan Documents that constitute interest under applicable law. Each change in any interest rate provided for herein based upon the Maximum Rate resulting from a change in the Maximum Rate shall take effect without notice to the Borrower at the time of such change in the Maximum Rate. For purposes of determining the Maximum Rate under Texas law, the applicable rate ceiling shall be the applicable weekly ceiling described in, and computed in accordance with, Chapter 303 of the Texas Finance Code.

                  "Monthly Payment Date" means the third day of each calendar month of each year, the first of which shall be January 3, 2001.

                  "Multiemployer Plan" means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been made by the Borrower or any ERISA Affiliate and which is covered by Title IV of ERISA.

                  "Net Proceeds" from any issuance, sale or disposition of any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares) means the amount equal to (a) the aggregate gross proceeds of such issuance, sale or other disposition, less (b) the following: (i) placement agent fees, (ii) underwriting discounts and commissions, (iii) bank and other lender fees, and (iv) reasonable legal fees and other reasonable expenses payable by the issuer in connection with such issuance, sale or other disposition. "Net

         Proceeds" from any disposition of assets means the amount equal to (a) the aggregate gross proceeds of such disposition, less (b) the following: (i) sales or other similar taxes paid or payable by the seller in connection with such disposition, (ii) reasonable broker fees in connection with such disposition, (iii) reasonable legal fees and other reasonable expenses payable by the seller in connection with such disposition and (iv) the amount of any Debt secured by the assets that must be repaid in connection with such disposition so long as it is a Debt permitted under this Agreement.

                  "Notes" means, collectively, the Master Credit Notes and the Swing Note.

                  "Obligated Party" means each Guarantor and any other Person who is or becomes party to any written agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

                  "Obligations" means, collectively, the Primary Obligations and the Secondary Obligations.

                  "Pay-Day Advance Loan Documents" means the documents, instruments and agreements which are acceptable to the Agent and the Lenders and are more specifically described on Schedule 1.1(c) attached hereto, and all amendments, modifications, renewals, extensions, restatements and supplements thereto, copies of which have been provided to the Agent and the Lenders and are satisfactory in form and substance to the Agent and the Lenders; provided that if such amendments, modifications, renewals, extensions, restatements and supplements are non-substantive from the perspective of the economics of the transactions evidenced by such documents, instruments and agreements described on Schedule 1.1(c), prior approval by the Agent and the Lenders is not required.

                  "Pay-Day Advance Loans" has the meaning specified in Section 9.9.

                  "Payment Office" means the operational office of the Agent in San Francisco, California, presently located at 201 Third Street, 8th Floor, San Francisco, California 94103.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                  "Permitted Debt" means (a) the Obligations, (b) Existing Debt and (c) Debt permitted by Section 9.1 of this Agreement.

                  "Permitted Liens" means Liens permitted by Section 9.2 of this Agreement.

                  "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

                  "Plan" means any employee benefit plan (within the meaning of Section 3(3) of ERISA) established or maintained by the Borrower or any ERISA Affiliate, which plan is subject to the provisions of ERISA.

                  "Primary Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Agent, the Issuing Bank, and the Lenders, or any of them, arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of the Borrower under this Agreement, the Notes and the other Loan Documents (including without limitation, all of the Borrower's contingent reimbursement obligations in respect of Letters of

         Credit), and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

                  "Prime Rate" means, at any time, the rate of interest per annum then most recently announced by Wells Fargo Bank, National Association at its principal office in San Francisco as its prime rate, which rate may not be the lowest rate of interest charged by Wells Fargo Bank, National Association to its borrowers. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect on the date the change is announced by Wells Fargo Bank, National Association without notice to the Borrower at the time of such change in the Prime Rate.

                  "Principal Office" means the principal office of the Agent in Phoenix, Arizona, presently located at 100 W. Washington, 7th Floor, Phoenix, Arizona 85003.

                  "Prohibited Transaction" means any transaction set forth in
         Section 406 or 407 of ERISA or Section 4975(c)(1) of the Code for which there does not exist a statutory or administrative exemption.

                  "Quarterly Payment Date" means the third day of each January, April, July and October of each year, the first of which shall be January 3, 2001.

                  "Real Property" means the fee owned real property and interests in fee owned real property of the Borrower and the Subsidiaries, including without limitation, that fee owned real property identified on Schedule 1.1(c) attached hereto, and all improvements and fixtures thereon and all appurtenances thereto, whether now existing or hereinafter arising.

                  "Real Property Security Documents" means all deeds of trust, mortgages and other instruments, documents and agreements executed and delivered by the Borrower or any Guarantor in favor of the Agent for the benefit of the Lenders, which creates a Lien on such Person's interests in the Real Property, as the same may be amended, supplemented or modified.

                  "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as the same may be amended or supplemented from time to time.

                  "Regulatory Change" means, with respect to any Lender, any change after the date of this Agreement in United States federal, state, or foreign laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives, or requests applying to a class of lenders including such Lender of or under any United States federal or state, or any foreign, laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

                  "Release" means, as to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, disbursement, leaching, or migration of Hazardous Materials into the indoor or outdoor environment or into or out of property owned by such Person, including, without limitation, the movement of Hazardous Materials through or in the air, soil, surface water, ground water, or property in violation of Environmental Laws.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat, or otherwise address Hazardous Materials in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Reportable Event" means any of the events set forth in
         Section 4043 of ERISA.

                  "Required Lenders" means at any time while no Advances or Letter of Credit Liabilities are outstanding, two or more Lenders having at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount of the Commitments and, at any time while Advances or Letter of Credit Liabilities are outstanding, two or more Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding aggregate principal amount of the Tranche A Advances, the Tranche B Loan, the Tranche C Loan, the LC Participations, and the SL Participations.

                  "RICO" means the Racketeer Influenced and Corrupt Organization Act of 1970, as amended from time to time.

                  "Secondary Obligations" means all obligations, indebtedness, and liabilities of the Borrower to the Lenders or any of them, arising pursuant to or in connection with the Deposit and Cash Management Services, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including without limitation, the obligations of the Borrower to pay all fees, costs and expenses (including without limitation, reasonable attorneys' fees) provided for in connection with the documentation governing the Deposit and Cash Management Services.

                  "SL Participation" means, with respect to any Lender, at any time, the amount of participating interest held by such Lender (or in the case of the Swing Lender, other interests) in respect of the Swing Loan.

                  "Specified Defaults" means the Events of Default which arose under the Existing Credit Agreement solely by reason of the Borrower's failure prior to the date hereof to comply with (a) Section 8.13(g) (Post-Closing Items; Real Property Security Documents) of the Existing Credit Agreement, (b) Section 10.2 (Leverage Ratio) of the Existing Credit Agreement for the Fiscal Quarters ending June 30, 2000 and September 30, 2000, and (c) Section 10.5 (Fixed Charge Coverage Ratio) of the Existing Credit Agreement for the Fiscal Quarters ending June 30, 2000 and September 30, 2000.

                  "Subsidiary" means any corporation (or other entity) of which at least a majority of the outstanding shares of stock (or other ownership interests) having by the terms thereof ordinary voting power to elect a majority of the board of directors (or similar governing body) of such corporation (or other entity) (irrespective of whether or not at the time stock (or other ownership interests) of any other class or classes of such corporation (or other entity) shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of the Subsidiaries or by the Borrower and one or more of the Subsidiaries.

                  "Subsidiary Pledge Agreement" means the Subsidiary Pledge Agreement of each Guarantor in favor of the Agent for the benefit of the Lenders, as executed by such Guarantor in connection with the Existing Credit Agreement and in addition, any Subsidiary Pledge Agreement in substantially the form of Exhibit G-2 hereto, as the same may be amended, supplemented or modified.

                  "Subsidiary Security Agreement" means the Subsidiary Security Agreement of each Guarantor in favor of the Agent for the benefit of the Lenders, as executed by such Guarantor in connection with the Existing Credit Agreement and in addition, any Subsidiary Security Agreement in substantially the form of Exhibit F-2 hereto, as the same may be amended, supplemented, or modified.

                  "Swing Commitment" means an amount (subject to reduction or cancellation as herein provided) equal to Three Million Dollars ($3,000,000).

                  "Swing Lender" means Wells Fargo Bank Texas, National Association (successor by consolidation to Wells Fargo Bank (Texas), National Association).

                  "Swing Loan" means the swing loan made or to be made hereunder to the Borrower pursuant to Section 2.9.

                  "Swing Loan Advance" means an Advance under the Swing Loan.

                  "Swing Note" means the promissory note of the Borrower payable to the order of the Swing Lender in the principal amount of the Swing Commitment in substantially the form of Exhibit A-2 hereto, and all extensions, renewals, and modifications thereof.

                  "Term Loan Reduction Event" means the occurrence or completion of the following event: on or before June 30, 2001, the Borrower has reduced the sum of the aggregate outstanding principal amounts of the Tranche B Loan and the Tranche C Loan to equal to or less than $20,000,000.

                  "Termination Date" means 8:00 A.M. San Francisco, California time on December 3, 2001, or such earlier date and time on which the Commitments terminate as provided in this Agreement.

                  "Tranche A Advance" means an Advance under the Tranche A
         Loan.

                  "Tranche A Commitment" means, as to each Lender, the obligation of such Lender to make Tranche A Advances as described in
         Article II hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1.1(a) hereto under the heading "Tranche A Commitment", as the same may be reduced pursuant to Section 2.13, or terminated pursuant to Section 2.13 or 11.2. As of the date hereof, the aggregate amount of the Tranche A Commitments of all Lenders equals Forty-Five Million Dollars ($45,000,000).

                  "Tranche A Loan" means the revolving credit loan made or to be made hereunder to the Borrower pursuant to Section 2.1.

                  "Tranche B Commitment" means, as to each Lender, the obligation of such Lender to make the Tranche B Loan as described in
         Article II hereunder in the principal amount up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1.1(a) hereto under the heading "Tranche B Commitment", as the same may be terminated pursuant to Section 11.2. As of the date hereof, the aggregate amount of the Tranche B Commitments of all Lenders equals Thirty Million Dollars ($30,000,000).

                  "Tranche B Loan" means the term loan made or to be made hereunder to the Borrower pursuant to Section 2.2.

                  "Tranche C Commitment" means, as to each Lender, the obligation of such Lender to make the Tranche C Loan as described in
         Article II hereunder in the principal amount up to but not exceeding the amount set forth opposite the name of such Lender on Schedule 1.1(a) hereto under the heading "Tranche C Commitment", as the same may be terminated pursuant to Section 11.2. As of the date hereof, the aggregate amount of the Tranche C Commitments of all Lenders equals Ten Million Dollars ($10,000,000).

                  "Tranche C Loan" means the term loan made or to be made hereunder to the Borrower pursuant to Section 2.3.

                  "Tranche C Payment Amount" has the meaning specified in
         Section 4.3(g).

                  "UCC" means the Uniform Commercial Code as in effect in the State of Texas.

         Section 1.2 Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.

                                   ARTICLE II

                              Loans and Swing Loan

         Section 2.1 Tranche A Loan. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make one or more Tranche A Advances to the Borrower from time to time from the date hereof to but excluding the Termination Date in an aggregate principal amount at any time outstanding up to but not exceeding the amount of such Lender's Tranche A Commitment as then in effect, provided that the aggregate amount of all Tranche A Advances at any time outstanding shall not exceed (a) the lesser of (i) the Tranche A Commitments or (ii) the Borrowing Base, minus (b) the sum of the outstanding Swing Loan Advances and the Letter of Credit Liabilities. Notwithstanding anything to the contrary contained herein, the Eligible Total Inventory Amount advanced shall never exceed fifty percent (50%) of the aggregate amount of all Tranche A Advances, Swing Loan Advances and Letter of Credit Liabilities at any time outstanding. Subject to the foregoing limitations, and the other terms and provisions of this Agreement, the Borrower may borrow, repay, and reborrow hereunder the amount of the Tranche A Commitments by means of Advances. Tranche A Advances made by each Lender shall be made and maintained at such Lender's Applicable Lending Office.

         Section 2.2 Tranche B Loan. Subject to the terms and conditions of this Agreement, each Lender severally agrees to restructure a portion of the loans outstanding under the Existing Credit Agreement as the Tranche B Loan to the Borrower on the date hereof up to but not exceeding, the amount of such Lender's Tranche B Commitment. The Borrower may not reborrow hereunder any Tranche B Advance which have been repaid. The Tranche B Loan made by each Lender shall be made and maintained at such Lender's Applicable Lending Office.

         Section 2.3 Tranche C Loan. Subject to the terms and conditions of this Agreement, each Lender severally agrees to restructure a portion of the loans outstanding under the Existing Credit Agreement as the Tranche C Loan to the Borrower on the date hereof up to but not exceeding the amount of such Lender's Tranche C Commitment. The Borrower may not reborrow hereunder any Tranche C Advance which have been repaid. The Tranche C Loan made by each Lender shall be made and maintained at such Lender's Applicable Lending Office.

         Section 2.4 Master Credit Notes. The obligation of the Borrower to repay each Lender for Tranche A Advances, Tranche B Loan and Tranche C Loan made by such Lender and interest thereon shall be evidenced by a Master Credit Note executed by the Borrower, payable to the order of such Lender, in the principal amount of such Lender's Commitment dated the date hereof.

         Section 2.5 Repayment of Loans. The Borrower shall repay the outstanding principal amount of the Loans on the Termination Date.

         Section 2.6 Interest. The unpaid principal amount of the Loans shall bear interest at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate, or (b) the Applicable Rate. If at any time the Applicable Rate for any Advance shall exceed the Maximum Rate, thereby causing the interest accruing on such Advance to be limited to the Maximum Rate, then any subsequent reduction in the Applicable Rate for such Advance shall not reduce the rate of interest on such Advance below the Maximum Rate until the aggregate amount of interest accrued on such Advance equals the aggregate amount of interest which would have accrued on such Advance if the Applicable Rate had at all times been in effect. Accrued and unpaid interest on the Advances shall be due and payable (i) on each Monthly Payment Date and (ii) on the Termination Date.

         Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, the outstanding principal amounts of all Advances and (to the fullest extent permitted by law) any other amounts payable by the Borrower under any Loan Document shall bear interest at the Default Rate at the Required Lenders' option beginning upon the occurrence of such Event of Default or such later date as selected by the Required Lenders. Interest payable at the Default Rate shall be payable from time to time on demand.

         Section 2.7 Tranche A Loan Borrowing Procedure. The Borrower shall give the Agent notice by means of an Advance Request Form of each requested Tranche A Advance at least one (1) Business Day before the requested date of each Advance, specifying: (a) the requested date of such Tranche A Advance (which shall be a Business Day) and (b) the amount of such Tranche A Advance. Each Tranche A Advance shall be in a minimum principal amount of Five Hundred Thousand Dollars ($500,000) or in greater increments of One Hundred Thousand Dollars ($100,000). The Agent shall notify each Lender of the contents of each such notice promptly. Not later than 11:00 A.M. San Francisco, California time on the date specified for each Tranche A Advance hereunder, each Lender will make available to the Agent at the Principal Office in immediately available funds, for the account of the Borrower, its pro rata share of each Tranche A Advance. After the Agent's receipt of such funds and subject to the other terms and conditions of this Agreement, the Agent will make each Tranche A Advance available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower (designated by the Borrower) maintained with the Agent at the Principal Office. All notices by the Borrower under this Section shall be irrevocable and shall be given not later than 9:00 A.M. San Francisco, California time on the day which is not less than the number of Business Days specified above for such notice.

         Section 2.8 [Intentionally Deleted].

         Section 2.9 Swing Loans.

                           (a) Making Swing Loans; Interest Rate. For the
                  convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, the Swing Lender, solely for its own account, agrees, on the terms and conditions hereinafter set forth, to make Swing Loans to the Borrower (which the Borrower may repay and reborrow from time to time in accordance with the terms and provisions hereof) from time to time on any Business Day during the period from the date hereof to but excluding the Termination Date in an aggregate principal amount at any one time outstanding which shall not exceed the Swing Commitment; provided that, the Swing Lender shall not be obligated to make any Swing Loan
                  (i) which when added to the then outstanding Tranche A Advances plus the outstanding Letter of Credit Liabilities plus the outstanding Swing Loan Advances would exceed the lesser of (1) the Tranche A Commitments and (2) the Borrowing Base, and (ii) at any time after any Lender has refused to purchase a participation in any Swing Loan as provided in
                  Section 2.9(d). All Swing Loans shall bear interest at the lesser of (A) the Maximum Rate and (B) the Applicable Rate (subject to Section 2.6) and shall be included within the Primary Obligations hereunder. Each Swing Loan shall be subject to all the terms and conditions applicable to the Tranche A Loan; provided that, (i) there shall be no minimum Swing Loan Advance amount or repayment for a Swing Loan, and
                  (ii) each Swing Loan shall be available and may be prepaid on same day telephonic notice to be followed promptly with an Advance Request Form (except for telephonic notices of prepayment) from the Borrower to the Swing Lender, so long as such notice is received by the Swing Lender prior to 1:00 P.M. (San Francisco, California time).

                           (b) Swing Note. The Swing Loans made by the Swing
                  Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit B-2 hereto, payable to the order of the Swing Lender in a principal amount equal to the Swing Commitment as originally in effect and otherwise duly completed.

                           (c) Repayment of Swing Loans. Upon the earlier to
                  occur of (i) the date fourteen (14) Business Days after each Swing Loan Advance, and (ii) demand by the Swing Lender, the Borrower shall promptly borrow Tranche A Loans from the Lenders, pursuant to Section 2.1 hereof and apply the proceeds of such Tranche A Loans to the repayment of such Swing Loan Advance then outstanding.

                           (d) Participation of Lenders. In the event the
                  Borrower shall fail to repay any Swing Loan, each Lender shall irrevocably and unconditionally purchase from the Swing Lender an SL Participation in such Swing Loan in lawful money of the United States and in the same day funds, in an amount equal to such Lender's pro rata share (based on the Tranche A Commitments) of the principal amount of such Swing Loans then outstanding; provided that, no Lender shall be obligated to purchase a participation in the Swing Loans which would cause the outstanding Tranche A Advances owed to such Lender plus such Lender's pro rata part of outstanding Letter of Credit Liabilities to exceed such Lender's Tranche A Commitment. If such amount is not in fact made available to the Swing Lender by any Lender, the Swing Lender shall be entitled to recover such amount on demand from such Lender together with accrued interest thereon, for each day from the date of demand therefor, if made prior to 11:00 A.M. (San Francisco, California time) on any Business Day, or, if made at any other time, from the next Business Day following the date of such demand, until the date such amount is paid to the Swing Lender by such Lender at the Federal Funds Rate. If such Lender does not pay such amount forthwith upon the Swing Lender's demand therefor, and until such time as such Lender makes the required payment, the Swing Lender shall be deemed to continue to have outstanding a Swing Loan in the amount of such unpaid participation obligation for all purposes under the Loan Documents other than those provisions requiring the other Lenders to purchase a participation therein. Thereafter, each payment of all or any part of the Primary Obligations evidenced by the Swing Note shall be paid to the Swing Lender for the ratable benefit of the Swing Lender and the Lenders who are participants in the Swing Loan; provided that, with respect to any participation hereunder, all interest accruing on the Swing Loan (or any portion thereof) to which such participation relates prior to the date of purchase of any participation hereunder shall be payable solely to the Swing Lender for its own account.

         Section 2.10 Use of Proceeds. The proceeds of Advances shall be used by the Borrower for working capital in the ordinary course of business and other general corporate purposes.

         Section 2.11 Fees. (a) On the date hereof and on or prior to each December 6 during the term hereof, the Borrower agrees to pay to the Agent for the account of the Agent an annual agent fee in an amount to be agreed to by the Borrower and the Agent pursuant to a side letter agreement, (b) the Borrower agrees to pay to the Agent for the account of the Lenders a nonrefundable commitment fee ("Commitment Fee") on the average daily unused amount of such Lender's Tranche A Commitment for the period from and including the date of this Agreement to and including the Termination Date at the Commitment Fee Rate based on a 360 day year and the actual number of days elapsed, (c) on the date hereof, the Borrower agrees to pay to the Agent for the account of the Lenders a nonrefundable amendment fee of $100,000, (d) on or before June 3, 2001, if the Tranche B Loan has not been paid in full, the Borrower agrees to pay to the Agent for the account of the Lenders a nonrefundable fee of $100,000 on June 3, 2001, and (e) on or before the Termination Date, if the Tranche C Loan has not been paid in full, the Borrower agrees to pay to the Agent for the account of the Lenders a nonrefundable fee of $200,000 on the Termination Date. The accrued Commitment Fee shall be payable in arrears on each Quarterly Payment Date and on the Termination Date. For the purpose of calculating the Commitment Fee hereunder, the Tranche A Commitments shall be deemed utilized by the amount of all Tranche A Advances and all Letter of Credit Liabilities and without giving effect to any Swing Loan Advances.

         Section 2.12 [Intentionally Deleted].

         Section 2.13 Reduction or Termination of Tranche A Commitments.

                           (a) Optional. The Borrower shall have the right to
                  terminate in whole or reduce in part the unused portion of the Tranche A Commitments (including the Swing Commitment) upon at least five (5) Business Days prior notice (which notice shall be irrevocable) to the Agent and each Lender specifying the effective date thereof, whether a termination or reduction is being made, and the amount of any partial reduction, provided that each partial reduction shall be in the amount of Five Million Dollars ($5,000,000) (or in the case of the Swing Commitment, One Million Dollars [$1,000,000]) or an integral multiple thereof and the Tranche A Commitments (other than the Swing Commitment) shall not be reduced below the outstanding Letter of Credit Liabilities, and the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Tranche A Advances and outstanding Letter of Credit Liabilities exceeds the Tranche A Commitments (after giving effect to such notice) plus accrued and unpaid interest on the principal amount so prepaid. The Tranche A Commitments may not be reinstated after they have been terminated or reduced. In addition the Swing Commitment may never be less than the Tranche A Commitments (exclusive of the Swing Commitment).

                           (b) Mandatory. On the date of each sale of assets
                  (other than the sale of Inventory in the ordinary course of business) by the Borrower or any Subsidiary resulting in Net Proceeds or upon the occurrence of any other event requiring a mandatory prepayment under Section 4.3, (i) the Tranche A Commitments shall automatically reduce by the amount equal to 100% of the Net Proceeds from the sale of assets occurring on such date or such lesser amounts applied to the Swing Loan Advances, Tranche A Advances and Letter of Credit Liabilities pursuant to Section 4.3, and (ii) the Borrower shall simultaneously prepay the amount by which the unpaid principal amount of the Tranche A Advances plus the Letter of Credit Liabilities exceeds the Tranche A Commitments (after giving effect to such reduction) plus accrued and unpaid interest on the principal amount so prepaid. In addition, on the date the Borrower or any Subsidiary makes any prepayments pursuant to Section 4.3(g) which are applied to the Swing Loan Advances, the Tranche A Advances or the Letter of Credit Disbursements, the Tranche A Commitments shall automatically be reduced by the amount of such prepayments so applied.

                                  ARTICLE III

                               Letters of Credit

         Section 3.1 Letters of Credit.

                           (a) Subject to the terms and conditions of this
                  Agreement, the Issuing Bank agrees to issue one or more standby Letters of Credit for the account of the Borrower from time to time from the date hereof to but excluding the Termination Date; provided, however, that the outstanding Letter of Credit Liabilities shall not at any time exceed the lesser of (i) One Million Dollars ($1,000,000.00), and (ii) an amount equal to (A) the lesser of (1) the Tranche A Commitments and (2) the Borrowing Base, minus (B) the sum of the outstanding Tranche A Advances. Each Letter of Credit shall have an expiration date not beyond the earlier of (a) one year from the date of issuance of such Letter of Credit or (b) the Termination Date, shall be payable in Dollars, must support a transaction that is entered into in the ordinary course of the Borrower's business, must be satisfactory in form and substance to the Issuing Bank, and shall be issued pursuant to such documents and instruments (including, without limitation, the Issuing Bank's standard application for issuance of letters of credit as then in effect) as the Issuing Bank may require. No Letter of Credit shall require any payment by the Issuing Bank to the beneficiary thereunder pursuant to a drawing prior to the third Business Day following presentment of a draft and any related documents to the Issuing Bank.

                           (b) By the issuance of each Letter of Credit and
                  without any further action on the part of the Issuing Bank or any of the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender and each Lender hereby agrees to acquire from the Issuing Bank a participation in each Letter of Credit and the related Letter of Credit Liabilities, effective upon the issuance thereof without recourse or warranty, equal to such Lender's pro rata share (based on the Tranche A Commitments) of such Letter of Credit and Letter of Credit Liabilities. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Issuing Bank, as and when required by Section 3.4, such Lender's pro rata share of each Letter of Credit Disbursement. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 3.1(b) in respect of each Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation the occurrence and continuance of any Default, and that each such payment shall be made without any offset, abatement, withholding, or reduction whatsoever. This agreement to grant and acquire participations is an agreement between the Issuing Bank and the Lenders, and neither the Borrower nor any beneficiary of a Letter of Credit shall be entitled to rely thereon. The Borrower agrees that each Lender purchasing a participation from the Issuing Bank pursuant to this Section 3.1(b) may exercise all its rights to payment against the Borrower including the right of setoff, with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                           (c) The Issuing Bank agrees with each Lender that it
                  shall transfer to such Lender, without any offset, abatement, withholding, or reduction whatsoever, such Lender's proportionate share of any payment of a reimbursement obligation of the Borrower with respect to a Letter of Credit Disbursement, including interest payments made to the Issuing Bank on such Letter of Credit Disbursement, based on the proportion that the payment made by such Lender to the Issuing Bank in respect of the principal amount of such Letter of Credit Disbursement bears to the outstanding principal amount of such Letter of Credit Disbursement.

                           (d) Schedule 1.1(b) contains a description of all
                  letters of credit which were issued pursuant to the Existing Credit Agreement and which are to remain outstanding under this Agreement. Each of the Existing LCs shall constitute a Letter of Credit for all purposes of this Agreement and shall, for purposes of this Agreement, be deemed issued on the date hereof.

         Section 3.2 Procedure for Issuing Letters of Credit. Each Letter of Credit shall be issued on at least three (3) Business Days prior notice from the Borrower to the Issuing Bank by means of a Letter of Credit Request Form describing the transaction proposed to be supported thereby and specifying (a) the date on which such Letter of Credit is to be issued (which shall be a Business Day) and the face amount thereof, (b) the name and address of the beneficiary, (c) whether such Letter of Credit shall permit a single drawing or multiple drawings, (d) the conditions permitting the drawing or drawings thereunder, (e) whether the draft thereunder shall be a sight or time draft and, if the latter, the date when the draft shall be payable, (f) the form of the draft and any other documents required to be presented at the time of any drawing (such notice to set forth the exact wording of such documents or to attach copies thereof), and (g) the expiration date of such Letter of Credit. Upon fulfillment of the applicable conditions precedent in Article VI, the Issuing Bank shall make the applicable Letter of Credit available to the Borrower or, if so requested by the Borrower, to the beneficiary of the Letter of Credit.

         Section 3.3 Presentment and Reimbursement. (a) Promptly upon receipt of any documents purporting to represent a demand for payment under a Letter of Credit, the Issuing Bank shall give notice to the Borrower of the receipt thereof, which notice may be telephonic. If the Issuing Bank shall have determined that a demand for payment under a Letter of Credit appears on its face to be in conformity with the terms and conditions of such Letter of Credit, the Issuing Bank shall give notice to the Borrower, which notice may be telephonic, of the receipt and amount of such drawing and the date on which payment thereon will be made. If the Borrower shall not have discharged in full by 8:00 A.M., San Francisco, California time on the date of such payment, its obligation to reimburse the Issuing Bank in the amount of such drawing under such Letter of Credit, then the amount of such drawing for which the Issuing Bank shall not have been reimbursed by the Borrower shall be paid by the Borrower to the Issuing Bank or, to the extent the Issuing Bank shall have received payments with respect to such drawing from the Lenders, to the Issuing Bank for the account of the Lenders, within three (3) Business Days after the date of such drawing (but in any event before the Termination Date), together with interest on such amount at the Default Rate from the date of payment by the Issuing Bank to the beneficiary under the Letter of Credit (each such payment made after 8:00 A.M., San Francisco, California time on such due date to be deemed to be made on the next succeeding Business Day). The obligations of the Borrower under this Section 3.3 shall be unconditional, absolute, and irrevocable in all respects.

         Section 3.4 Payment. If the Issuing Bank shall pay any draft presented under a Letter of Credit issued by it and if the Borrower shall not have discharged in full its reimbursement obligation by 8:00 A.M., San Francisco, California time on the date of such Letter of Credit Disbursement, then the Issuing Bank shall as promptly as practicable give telephonic (which shall be promptly confirmed in writing) or facsimile notice to each Lender of the date of such payment and the amount of such payment and each Lender shall pay to the Issuing Bank, in immediately available funds, not later than 1:00 P.M., San Francisco, California time on the date of such payment (or, if Issuing Bank shall notify the Lenders of such payment after 9:00 A.M., San Francisco, California time, then not later than 10:00 A.M., San Francisco, California time on the next succeeding Business Day), an amount equal to such Lender's pro rata share of such drawing; provided that, if any Lender shall for any reason fail to pay the Issuing Bank its pro rata share of the drawing on the date of such payment, the Issuing Bank shall itself fund such Lender's pro rata share while retaining the right to proceed against such Lender for reimbursement therefor. In the event that the Issuing Bank shall fund a Lender's pro rata share of a drawing, the amount so funded shall bear interest at a rate per annum equal to the Federal Funds Rate and shall be payable by such Lender when it reimburses the Issuing Bank for funding its pro rata part (with interest to accrue from and including the date of such funding to and excluding the date of reimbursement). In the event that a Lender, after notice, pays its pro rata share of a drawing hereunder and such payment is not required to fund a Letter of Credit Disbursement, the Issuing Bank shall return such payment to the Lender with interest calculated at a rate per annum equal to the Federal Funds Rate (with interest to accrue from and including the date of such funding to and excluding the date of return). The obligation of each Lender to pay to the Issuing Bank such Lender's pro rata part of any drawing under a Letter of Credit shall be absolute and unconditional under any and all circumstances (including without limitation the passage of the Termination
Date), and such obligations shall be several and not joint.

         Section 3.5 Letter of Credit Fee. The Borrower shall pay to the
Agent, for the account of the Lenders, a nonrefundable letter of credit fee payable on the date each Letter of Credit is issued and on each quarterly anniversary date thereof in an amount equal to two percent (2%) per annum multiplied by the undrawn amount of such Letter of Credit, based on a 360 day year and the actual number of days in the stated term of such Letter of Credit. In addition, the Borrower shall pay to the Issuing Bank, solely for its own account as issuer of Letters of Credit, nonrefundable fronting, amendment, transfer, negotiation and other fees as determined in accordance with the Issuing Bank's current fee policy, a copy of which has been provided to the Borrower.

         Section 3.6 Obligations Absolute. The obligations of the Borrower under this Agreement and the other Loan Documents (including without limitation the obligation of the Borrower to reimburse the Issuing Bank for draws under any Letter of Credit) shall be absolute, unconditional, and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and the other Loan Documents under all circumstances whatsoever, including without limitation the following circumstances:

                  (a) Any lack of validity or enforceability of any Letter of Credit or any other Loan Document;

                  (b) Any amendment or waiver of or any consent to departure from any Loan Document;

                  (c) The existence of any claim, set-off, counterclaim, defense or other rights which the Borrower, any Obligated Party, or any other Person may have at any time against any beneficiary of any Letter of Credit, the Issuing Bank, any Lender, the Agent, or any other Person, whether in connection with this Agreement or any other Loan Document or any unrelated transaction;

                  (d) Any statement, draft, or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (e) Payment by the Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; or

                  (f) Any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

         Section 3.7 Limitation of Liability. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank, the Lenders, the Agent, nor any of their officers or directors shall have any responsibility or liability to the Borrower or any other Person for: (a) the failure of any draft to bear any reference or adequate reference to any Letter of Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up any Letter of Credit or to send documents apart from drafts as required by the terms of any Letter of Credit, or the failure of any Person to note the amount of any instrument on any Letter of Credit, each of which requirements, if contained in any Letter of Credit itself, it is agreed may be waived by the Issuing Bank, (b) errors, omissions, interruptions, or delays in transmission or delivery of any messages, (c) the validity, sufficiency, or genuineness of any draft or other document, or any endorsement(s) thereon, even if any such draft, document or endorsement should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged or any statement therein is untrue or inaccurate in any respect, (d) the payment by the Issuing Bank to the beneficiary of any Letter of Credit against presentation of any draft or other document that does not comply with the terms of the Letter of Credit, or (e) any other circumstance whatsoever in making or failing to make any payment under a Letter of Credit. The Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower which the Borrower proves in a final nonappealable judgment were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit complied with the terms thereof or (ii) the Issuing Bank's willful failure to pay under any Letter of Credit after presentation to it of documents strictly complying with the terms and conditions of such Letter of Credit. The Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                                   ARTICLE IV

                                   Payments

         Section 4.1 Method of Payment. Except as provided in Article III, all payments of principal, interest, and other amounts to be made by the Borrower under this Agreement and the other Loan Documents shall be made to the Agent at the Payment Office for the account of each Lender's Applicable Lending Office in Dollars and in immediately available funds by credit to Account Number 4518-151436, without setoff, deduction, or counterclaim, not later than 11:00 A.M., San Francisco, California time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). The Borrower shall, at the time of making each such payment, specify to the Agent the sums payable by the Borrower under this Agreement and the other Loan Documents to which such payment is to be applied (and in the event that the Borrower fails to so specify, or if an Event of Default has occurred and is continuing, the Agent may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion, subject to Section 4.4 hereof). Each payment received by the Agent under this Agreement or any other Loan Document for the account of a Lender shall be paid by the Agent to such Lender, in immediately available funds, for the account of such Lender's Applicable Lending Office within one (1) Business Day following receipt thereof. Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest and the Commitment Fee, as the case may be.

         Section 4.2 Voluntary Prepayment. The Borrower may, upon at least one
(1) Business Days prior notice to the Agent (except for Swing Loan Advances), voluntarily prepay the Advances in whole at any time or from time to time in part without premium or penalty but with accrued interest to the date of prepayment on the amount so prepaid, provided that each partial prepayment shall be in the principal amount of One Million Dollars ($1,000,000) or an integral multiple thereof. All notices under this Section shall be irrevocable and shall be given not later than 9:00 A.M. San Francisco, California, time on the day which is not less than the number of Business Days specified above for such notice.

         Section 4.3 Mandatory Prepayments.

                  (a) If at any time the amount equal to the sum of (i) the outstanding principal amount of all Tranche A Advances and the Swing Loan Advances, plus (ii) the Letter of Credit Liabilities exceeds the lesser of (A) the aggregate amount of the Tranche A Commitments and
         (B) the Borrowing Base, the Borrower shall promptly prepay first the outstanding Swing Loan Advances, then the Letter of Credit Disbursement for which the Issuing Bank has not been reimbursed by the Borrower, and then Tranche A Advances by the amount of the excess or, if no Swing Loan Advances, Letter of Credit Disbursements or Tranche A Advances are outstanding, the Borrower shall immediately pledge to the Agent cash or Cash Equivalent Investments (subject to no other Liens) in an amount equal to the excess as security for the Obligations. Any such mandatory prepayments shall be applied first to Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Tranche A Advances, and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment.

                  (b) After any reduction in the Tranche A Commitments which occurs as a result of an event described in Section 2.13, the Borrower shall promptly prepay the outstanding Tranche A Advances by the amount which the sum of the outstanding principal amount of the Tranche A Advances and the Swing Loan plus the Letter of Credit Liabilities exceeds the aggregate amount of the Tranche A Commitments, as reduced. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment.

                  (c) Upon the issuance, sale or other disposition of any shares of equity securities (or any securities convertible or exchangeable for any such shares, or any rights, warrants, or options to subscribe for or purchase any such shares), by the

         Borrower or any Subsidiary, the Borrower shall promptly prepay the Advances by an amount equal to 100% of the Net Proceeds of any such issuances. Any such mandatory prepayments shall be applied first to the Tranche C Loan, then to the Tranche B Loan, then to the Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Tranche A Advances, and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment and any partial prepayments thereof shall be applied to the principal installments due in the inverse order of maturity.

                  (d) If at any time the Eligible Total Inventory Amount advanced exceeds fifty percent (50%) of the aggregate amount of all Tranche A Advances, Swing Loan Advances and Letter of Credit Liabilities at any time outstanding, the Borrower shall promptly prepay the outstanding Tranche A Advances by the amount of the excess or, if no Tranche A Advances are outstanding, the Borrower shall immediately pledge to the Agent cash or Cash Equivalent Investments (subject to no Liens) in an amount equal to the excess as security for the Obligations. Any such mandatory prepayments shall be applied first to Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Tranche A Advances, and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment.

                  (e) Upon (i) the sale, sale/lease back, liquidation or other disposition of any Real Property by the Borrower or any Subsidiary,
         (ii) the receipt by the Borrower or any Subsidiary of any federal or state income tax refunds, (iii) the collection of notes receivable by the Borrower or any Subsidiary, (iv) the sale or other disposition of certain store locations (including sales of Real Property and operating business, but excluding liquidating sales of Inventory and pawn loans and Pay-Day Advance Loans of the Borrower or any Subsidiary) by the Borrower or any Subsidiary permitted by Section 9.8(e), or the sale, transfer or other disposition of the Borrower's or any Subsidiary's stock or other equity interest in Albemarle & Bond Holdings PLC, the Borrower shall promptly prepay the Advances by an amount equal to the Net Proceeds of any such sales or dispositions, the amount of such tax refund or the amount of such collection or notes, as applicable. Any such mandatory prepayments shall be applied first to the Tranche B Loan, then to the Tranche C Loan, then to the Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Tranche A Advances, and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment.

                  (f) The Borrower shall promptly prepay the Tranche B Loans by an amount sufficient to reduce the outstanding principal amount of the Tranche B Loan to the following amounts: (i) on or before March 31, 2001, equal to or less than $20,500,000; (ii) on or before June 30, 2001, equal to or less than $18,500,000; and (iii) on or before September 30, 2001, equal to or less than $9,500,000. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment.

                  (g) The Borrower shall promptly prepay the Tranche C Loan by an amount equal to or greater than $525,000 ("Tranche C Payment Amount") on January 3, 2001, April 3, 2001, July 3, 2001, and October 3, 2001. In addition, the Borrower shall promptly prepay the Tranche C Loan on February 2, 2001, May 3, 2001, August 2, 2001 and November 16, 2001 in an amount equal to the Excess Cash Flow Amount, minus the Tranche C Payment Amount paid during such current fiscal quarter. Any such mandatory prepayments shall be applied first to the Tranche C Loan, then to the Tranche B Loan, then to the Swing Loan Advances, then to Letter of Credit Disbursements for which the Issuing Bank has not been reimbursed by the Borrower, then to Tranche A Advances, and then to the remaining Letter of Credit Liabilities. Any prepayments hereunder shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment and any partial prepayments thereof shall be applied to the principal installments due in the inverse order of maturity.

         Section 4.4 Pro Rata Treatment. Except to the extent otherwise provided herein: (a) each Tranche A Advance shall be made by the Lenders under
Section 2.1, the Tranche B Loan shall be made by the Lenders under Section 2.2, the Tranche C Loan shall be made by the Lenders under Section 2.3, each payment of the Commitment Fee under Section 2.11 and each payment of the Letter of Credit fee under Section 3.5 (except as provided therein) shall be made for the account of the Lenders, and each termination or reduction of the Tranche A Commitments under Section 2.13 shall be applied to the Tranche A Commitments of the Lenders, pro rata according to the respective Tranche A Commitments; (b) each payment and prepayment of principal of or interest on Advances by the Borrower or any Obligated Party of a particular Loan shall be made to the Agent for the account of the Lenders holding Advances of such Loan pro rata in accordance with the respective unpaid principal amounts of such Advances of such Loan held by such Lenders; (c) any and all other monies received by the Agent from any source other than pursuant to any of clauses (a) through (b) hereinabove (including, without limitation, from the Borrower or any Guarantor) to be applied first against the Primary Obligations shall be for the pro rata benefit and account of the Lenders based upon each Lender's aggregate outstanding Advances and LC Participations and SL Participations to the aggregate outstanding Advances and LC Participations and SL Participations of all Lenders and then against the Secondary Obligations shall be for the pro rata benefit and account of the Lenders based upon their respective unpaid amounts of the Secondary Obligations; and (d) the Lenders shall purchase from the Issuing Bank and the Swing Lender pursuant to Section 3.1 and Section 2.9 respectively, participations in the Letters of Credit and the related Letter of Credit Liabilities and the Swing Loans respectively, pro rata in accordance with their Tranche A Commitments.

         Section 4.5 Non-Receipt of Funds by the Agent. Unless the Agent shall have been notified by a Lender or the Borrower (the "Payor") prior to the date on which such Lender is to make payment to the Agent hereunder or the Borrower is to make a payment to the Agent for the account of one or more of the Lenders, as the case may be (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to the Agent, the Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient on such date and, if the Payor has not in fact made the Required Payment to the Agent, (a) the recipient of such payment shall, on demand, pay to the Agent the amount made available to it together with interest thereon in respect of the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (i) if recovered from a Lender, at the Federal Funds Rate for such period and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Loan, as determined pursuant to Section 2.6 and
(b) Agent shall be entitled to offset against any and all sums to be paid to such recipient, the amount calculated in accordance with the foregoing clause
(a).

         Section 4.6 Withholding Taxes. All payments by the Borrower of principal of and interest on the Advances and in reimbursement of draws under any Letter of Credit and of all fees and other amounts payable under any Loan Document are payable without deduction for or on account of any present or future taxes, duties or other charges levied or imposed by the United States of America or by the government of any jurisdiction outside the United States of America or by any political subdivision or taxing authority of or in any of the foregoing through withholding or deduction with respect to any such payments. If any such taxes, duties or other charges are so levied or imposed, the Borrower will pay additional interest or will make additional payments in such amounts so that every net payment of principal of and interest on the Advances and of all other amounts payable by it under any Loan Document, after withholding or deduction for or on account of any such present or future taxes, duties or other charges, will not be less than the amount provided for herein or therein, provided that the Borrower shall have no obligation to pay such additional amounts to any Lender to the extent that such taxes, duties, or other charges are levied or imposed by reason of the failure of such Lender to comply with the provisions of Section 4.7. The Borrower shall furnish promptly to the Agent for distribution to each affected Lender, as the case may be, official receipts evidencing any such withholding or reduction.

         Section 4.7 Withholding Tax Exemption. Each Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes. Each Lender which so delivers a Form 1001 or 4224 further undertakes to deliver to the Borrower and the Agent two additional copies of such form (or a successor form) on or before the date such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Lender is entitled to receive payments from the Borrower under any Loan Document without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving such payments without any deduction or withholding of United States federal income tax.

         Section 4.8 Computation of Interest. Interest on the Advances and all other amounts payable by the Borrower hereunder shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

         Section 4.9 Proceeds of Collateral and Collections under the Guaranty.

(a) Proceeds. Except as otherwise permitted by Section 6.3, any proceeds received by the Agent from the sale or other liquidation of the Collateral and from collections under the Guaranty shall first be applied as payment of the accrued and unpaid fees of the Agent hereunder and then to all other unpaid or unreimbused Obligations (including reasonable attorneys' fees and expenses) owing to the Agent in its capacity as Agent only. Any amount of such proceeds remaining after the applications described in the preceding sentence shall be distributed:

                  (i) first, to the Lenders, pro rata, in accordance with the respective unpaid amounts of the Primary Obligations (including in such Primary Obligations for purposes of this calculation all Letter of Credit Liabilities) until all Primary Obligations are paid in full and provided that each lender's pro rata portion of such proceeds applicable to Letter of Credit Liabilities shall be held by the Agent (and not disbursed to the Lenders) as collateral for the Letter of Credit Liabilities relating thereto; and

                  (ii) then to the Lenders, pro rata, in accordance with the respective unpaid amounts of the Secondary Obligations.

         After all Primary Obligations are paid in full, and all Letter of Credit Liabilities have terminated or are otherwise satisfied, all remaining portions of the proceeds of the Collateral then held by the Agent or such Lender as collateral for the Letter of Credit Liabilities shall be distributed to the Lenders, pro rata, in accordance with their respective unpaid amounts of the Secondary Obligations.

(b) Noncash Proceeds. Notwithstanding anything to the contrary contained herein, if the Agent shall ever acquire any Collateral through foreclosure or by a conveyance in lieu of foreclosure or by retaining any of the Collateral in satisfaction of all or part of the Obligations or if any proceeds of Collateral received by the Agent to be distributed and shared pursuant to this Section 4.9 are in a form other than immediately available funds, the Agent shall not be required to remit any share thereof under the terms hereof and the Lenders shall only be entitled to their undivided interests in the Collateral or noncash proceeds as determined hereby. The Lenders shall receive the application portions (in accordance with Section 4.9(a)) of any immediately available funds consisting of proceeds from such Collateral or proceeds of such noncash proceeds so acquired only if any when paid in connection with the subsequent disposition thereof. While any Collateral or other property to be shared pursuant to this Section 4.9 is held by the Agent pursuant to this clause (b), the Agent shall hold such Collateral or other property for the benefit of the Lenders and all matters relating to the management, operation, further disposition or any other aspect of such Collateral or other property shall be resolved by the agreement of the Required Lenders.

(c) Return of Proceeds. If at any time payment, in whole or in part, of any amount distributed by the Agent hereunder is rescinded or must otherwise be restored or returned by the Agent as a preference, fraudulent conveyance, or otherwise under any bankruptcy, insolvency or similar law, then each Person receiving any portion of such amount agrees, upon demand, to return the portion of such amount it has received to the Agent.

                                   ARTICLE V

                               Capital Adequacy

         Section 5.1 Capital Adequacy. If after the date hereof, any Lender shall have determined that the adoption or implementation of any applicable law, rule, or regulation regarding capital adequacy (including, without limitation, any law, rule, or regulation implementing the Basle Accord), or any change therein, or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by such Lender (or its parent) with any guideline, request, or directive regarding capital adequacy (whether or not having the force of law) of any central bank or other Governmental Authority (including, without limitation, any guideline or other requirement implementing the Basle Accord), has or would have the effect of reducing the rate of return on such Lender's (or its parent's) capital as a consequence of its obligations hereunder or the transactions contemplated hereby to a level below that which such Lender (or its parent) could have achieved but for such adoption, implementation, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within ten (10) Business Days after demand by such Lender (with a copy to the Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or its parent) for such reduction. A certificate of such Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive, provided that the determination thereof is made on a reasonable basis. In determining such amount or amounts, such Lender may use any reasonable averaging and attribution methods.

         Section 5.2 Additional Costs in Respect of Letters of Credit. If as a result of any Regulatory Change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference to Letters of Credit issued or to be issued hereunder or the Issuing Bank's commitment to issue Letters of Credit hereunder, and the result shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or its commitment to issue Letters of Credit hereunder or reduce any amount receivable by the Issuing Bank hereunder in respect of any Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of the Issuing Bank's reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the Issuing Bank, the Borrower agrees to pay the Issuing Bank, from time to time as specified by the Issuing Bank, such additional amounts as shall be sufficient to compensate the Issuing Bank for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by the Issuing Bank, submitted by the Issuing Bank to the Borrower, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.

                                   ARTICLE VI

                             Conditions Precedent


         Section 6.1 Initial Extension of Credit. The obligation of each
Lender to make its initial Advance and of the Issuing Bank to issue the initial Letter of Credit, is subject to the condition precedent that the Agent shall have received on or before the day of such Advance or Letter of Credit all of the following, each dated (unless otherwise indicated) the date hereof, in form and substance satisfactory to the Agent:

                  (a) Resolutions. Resolutions of the Board of Directors of the Borrower and each Guarantor certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance of the Loan Documents to which it is or is to be a party;

                  (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying the names of each of its officers authorized to sign the Loan Documents to which it is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                  (c) Articles of Incorporation. A certificate certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying that the articles or certificate of incorporation of the Borrower and each Guarantor have not been amended or modified since December 10, 1998 and are still in full force and effect;

                  (d) Bylaws. A certificate certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying that the bylaws of the Borrower and each Guarantor have not been amended or modified since December 10, 1998 and are still in full force and effect;

                  (e) Existence and Good Standing. A certificate certified by the Secretary or an Assistant Secretary of the Borrower and each Guarantor certifying as to its existence and good standing in the state of its organization and its qualification to do business and its good standing in each state where the Borrower and each Guarantor is required to qualify to do business and where failure to so qualify could reasonably be expected to have a Material Adverse Effect;

                  (f) Notes. The Notes executed by the Borrower;

                  (g) Guaranty. A Guaranty executed by each Guarantor;

                  (h) Contribution and Indemnification Agreement. A Contribution and Indemnification Agreement executed by the Borrower and the Guarantors;

                  (i) First Amendment to Borrower Security Agreement. A First Amendment to Borrower Security Agreement executed by the Borrower;

                  (j) First Amendment to Subsidiary Security Agreement. A First Amendment to Subsidiary Security Agreement executed by Texas EZPAWN L.P. and Texas EZPAWN Management, Inc.;

                  (k) Amendments to deed of trust or mortgage. The amendments to deed of trust or mortgage executed by certain Guarantors.

                  (l) Promissory Notes of Directors and Employees. The original promissory notes executed by former and current employees and directors of the Borrower and payable to the order of the Borrower or any Subsidiary, duly endorsed to the Agent;

                  (m) Tax Refund. All documents deemed necessary by the Agent or its counsel to provide for payment of all tax refunds payable to the Borrower or any Subsidiary directly to the Agent, all executed by the Borrower and its Subsidiaries;

                  (n) Financial Statements. A copy of the annual unaudited financial statements of the Borrower and its Subsidiaries for the Fiscal Year ending September 30, 2000 containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

                  (o) Opinion of Counsel. A favorable opinion of legal counsel to the Borrower and each Guarantor satisfactory to the Agent, as to such matters as the Agent or the Required Lenders may reasonably request; and

                  (p) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including attorneys' fees) referred to in Section 13.1, to the extent incurred, shall have been paid in full by the Borrower.

         Section 6.2 All Extensions of Credit. The obligation of each Lender to make any Advance and of the Issuing Bank to issue any Letter of Credit (including the initial Advance and the initial Letter of Credit) is subject to the following additional conditions precedent:

                  (a) Advance Request Form, Telephonic Request, or Letter of Credit Request Form. The Agent in respect of Tranche A Advances, the Tranche B Loan and the Tranche C Loan, the Swing Lender in respect of Swing Loan Advances, and the Issuing Bank in respect of Letters of Credit shall have received, in accordance with Section 2.7,

         2.9 or 3.2, as the case may be, an Advance Request Form, a telephonic request, or Letter of Credit Request Form, as applicable, executed by an authorized officer of the Borrower;

                  (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing, or would result from such Advance or Letter of Credit, except for the Specified Defaults;

                  (c) Representations and Warranties. All of the representations and warranties contained in Article VII hereof and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or issuance of Letter of Credit with the same force and effect as if such representations and warranties had been made on and as of such date except to the extent such representations and warranties speak to a specific date;

                  (d) No Material Adverse Effect. Neither any Material Adverse Effect or any material adverse change in the financial or capital markets shall have occurred since the date of the most recent financial statements delivered to the Agent and the Lenders pursuant to Section 8.1 hereof; and

                  (e) Additional Documentation. The Agent shall have received such additional approvals, opinions, or documents as the Agent or its legal counsel, Winstead Sechrest & Minick P.C., may reasonably request.

         Section 6.3 Release of Funds. Upon satisfaction of the conditions described in Sections 6.1 and 6.2 or as otherwise waived by the Agent and the Lenders, the Agent shall instruct Winstead Sechrest & Minick P.C. to release to the Borrower the amounts held in the Winstead Sechrest & Minick P.C. IOLTA trust account received from the closing of store operations of the Borrower or a Subsidiary and representing proceeds of Collateral.

                                  ARTICLE VII
                         Representations and Warranties

         To induce the Agent, the Issuing Bank, and the Lenders to enter into this Agreement, the Borrower represents and warrants to the Agent, the Issuing Bank, and the Lenders that:

         Section 7.1 Existence. The Borrower and each Subsidiary (a) is a corporation (or other entity as set forth on Schedule 7.14) duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Borrower and each Guarantor have the power and authority to execute, deliver, and perform its obligations under the Loan Documents to which it is or may become a party.

         Section 7.2 Financial Statements. The Borrower has delivered to the Agent audited consolidated financial statements of the Borrower and its Subsidiaries as at and for the fiscal year ended September 30, 1999, and unaudited consolidated financial statements of the Borrower and its Subsidiaries for the 12-month period ended September 30, 2000. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of the Borrower and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. As of the date hereof, neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments except as referred to or reflected in such financial statements, and there has been no Material Adverse Effect since the effective date of the most recent financial statements referred to in this Section.

         Section 7.3 Action; No Breach. The execution, delivery, and performance by the Borrower and each Guarantor of the Loan Documents to which it is or may become a party, and compliance with the terms and provisions hereof and thereof have been duly authorized by all requisite action on the part of the Borrower and each Guarantor and do not and will not (a) violate or conflict with, or result in a breach of, or require any consent, other than such consents which have been obtained and copies of which have been provided to the Agent, under (i) the articles of incorporation or bylaws or the applicable organizational documents of the Borrower or any Guarantor, (ii) any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator, including without limitation, the provisions of the Texas Pawn Shop Act (Chapter 371 of the Texas Finance Code) and the consumer loan provisions of the Texas Finance Code, or (iii) any agreement or instrument to which the Borrower or any of the Guarantors is a party or by which any of them or any of their property is bound or subject, or
(b) constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Guarantor.

         Section 7.4 Operation of Business. The Borrower and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, necessary to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, and the Borrower and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the forgoing except where such violation individually or in combination with all other such violations could not reasonably be expected to have a Material Adverse Effect.

         Section 7.5 Litigation and Judgments. There is no action, suit, investigation, or proceeding before or by any Governmental Authority or arbitrator pending, or to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary, that could, if adversely determined, reasonably be expected to have a Material Adverse Effect. As of the date hereof, there are no outstanding judgments against the Borrower or any Subsidiary, except for those certain default judgments in an aggregate amount not exceeding $15,000 outstanding on the date hereof. 1.1

         Section 7.6 Rights in Properties; Liens. The Borrower and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 7.2, and none of the properties, assets, or leasehold interests of the Borrower or any Subsidiary is subject to any Lien, except as permitted by Section 9.2.

         Section 7.7 Enforceability. The Loan Documents to which the Borrower or a Guarantor is a party, when delivered, shall constitute the legal, valid, and binding obligations of the Borrower or such Guarantor, as applicable, enforceable against the Borrower or such Guarantor, as applicable, in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

         Section 7.8 Approvals. No authorization, approval, or consent of, and no filing or registration with, any Governmental Authority or third party is or will be necessary for the execution, delivery, or performance by the Borrower of this Agreement and by the Borrower or any Guarantor of the other Loan Documents to which the Borrower or such Guarantor, as applicable, is or may become a party or for the validity or enforceability thereof.

         Section 7.9 Debt. The Borrower and the Subsidiaries have no Debt, except as permitted by Section 9.1.

         Section 7.10 Taxes. The Borrower and each Subsidiary have filed all tax returns (federal, state, and local) required to be filed, including all income, franchise, employment, property, and sales tax returns, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable other than those being contested in good faith by appropriate proceedings diligently pursued for which adequate reserves have been established. The Borrower knows of no pending investigation of the Borrower or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of the Borrower or any Subsidiary.

         Section 7.11 Use of Proceeds; Margin Securities. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         Section 7.12 ERISA. As of the date hereof, the Borrower, each Subsidiary, each ERISA Affiliate, and each Plan are in compliance in all material respects with all applicable provisions of ERISA and the Code except for events of noncompliance that will not have a Material Adverse Effect. Neither a Reportable Event nor a Prohibited Transaction has occurred and is continuing with respect to any Plan. No notice of intent to terminate a Plan has been filed, nor has any Plan been terminated. No circumstances exist which constitute grounds entitling the PBGC to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings. Neither the Borrower nor any ERISA Affiliate has completely or partially withdrawn from a Multiemployer Plan. The Borrower and each ERISA Affiliate have met their minimum funding requirements under ERISA with respect to all of their Plans, and no "accumulated funding deficiency" (for which an excise tax is due or would be due in the absence of a waiver) as defined in
Section 412 of the Code or Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Plan, whether or not waived. The present value of all vested benefits under each Plan do not exceed the fair market value of all Plan assets allocable to such benefits, determined on a termination basis as of the most recent valuation date of the Plan and in accordance with ERISA. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC under ERISA. Neither the Borrower nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any Plan. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the Code.

         Section 7.13 Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to the Agent or any Lender (including, without limitation, all information contained in the Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower to the Agent or any Lender, will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         Section 7.14 Subsidiaries. As of the date hereof, the Borrower has no Subsidiaries other than those listed on Schedule 7.14 hereto, and Schedule 7.14
(a) sets forth the type of each Subsidiary listed thereon, (b) sets forth the jurisdiction of incorporation or organization of each Subsidiary, and the percentage of the Borrower's ownership of the outstanding voting stock or other ownership interests of each Subsidiary. All of the outstanding capital stock of each corporate Subsidiary has been validly issued, is fully paid, and is nonassessable. There are no outstanding subscriptions, options, warrants, calls, or rights to acquire, and no outstanding securities or instruments convertible into, capital stock of any Subsidiary except as listed on Schedule 7.14.

         Section 7.15 Agreements. Neither the Borrower nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in any material respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party other than defaults which could not reasonably be expected to have a Material Adverse Effect.

         Section 7.16 Compliance with Laws. Neither the Borrower nor any Subsidiary is in violation of any law, rule, regulation, order, or decree of any Governmental Authority or arbitrator, including without limitation, the provisions of the Texas Pawn Shop Act (Chapter 371 of the Texas Finance Code), the consumer loan provisions of the Texas Finance Code and provisions of the Brady Law and other laws, rules and regulations related to the regulation of firearms, other than violations which could not reasonably be expected to have a Material Adverse Effect.

         Section 7.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.18 Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company"' or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.19 Environmental Matters. Except for those matters which will not have a Material Adverse Effect:

                  (a) The Borrower, each Subsidiary, and all of their respective properties, assets, and operations are in full compliance with all Environmental Laws. The Borrower is not aware of, nor has the Borrower received notice of, any past, present, or future conditions, events, activities, practices, or incidents which may interfere with or prevent the compliance or continued compliance of the Borrower and the Subsidiaries with all Environmental Laws;

                  (b) The Borrower and each Subsidiary have obtained all permits, licenses, and authorizations that are required under applicable Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all of the terms and conditions of such permits;

                  (c) No Hazardous Materials exist on, about, or within or have been used, generated, stored, transported, disposed of on, or Released from any of the properties or assets of the Borrower or any Subsidiary. The use which the Borrower and the Subsidiaries make and intend to make of their respective properties and assets will not result in the use, generation, storage, transportation, accumulation, disposal, or Release of any Hazardous Material on, in, or from any of their properties or assets except in compliance with Environmental Laws;

                  (d) Neither the Borrower nor any of its Subsidiaries nor any of their respective currently or previously owned or leased properties or operations is subject to any outstanding or, to the best of its knowledge, threatened order from or agreement with any Governmental Authority or other Person or subject to any judicial or docketed administrative proceeding with respect to (i) failure to comply with Environmental Laws, (ii) Remedial Action, or (iii) any Environmental Liabilities arising from a Release or threatened Release;

                  (e) There are no conditions or circumstances associated with the currently or previously owned or leased properties or operations of the Borrower or any of its Subsidiaries that could reasonably be expected to give rise to any Environmental Liabilities;

                  (f) Neither the Borrower nor any of its Subsidiaries is a treatment, storage, or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., regulations thereunder or any comparable provision of state law. The Borrower and its Subsidiaries are in compliance with all applicable financial responsibility requirements of all Environmental Laws;

                  (g) Neither the Borrower nor any of its Subsidiaries has filed or failed to file any notice required under applicable Environmental Law reporting a Release; and

                  (h) No Lien arising under any Environmental Law has attached to any property or revenues of the Borrower or its Subsidiaries.

                                  ARTICLE VIII

                               Positive Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder, or the Issuing Bank has any obligation to issue Letters of Credit hereunder, the Borrower will perform and observe the following positive covenants:

         Section 8.1 Reporting Requirements. The Borrower will furnish to the Agent, the Issuing Bank, and each Lender:

                  (a) Annual Audited Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year of the Borrower and the Subsidiaries, beginning with the Fiscal Year ending September 30, 2000, (i) a copy of the annual audited financial statements of the Borrower and the

         Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail and audited and certified by Ernst & Young, or other independent certified public accountants of recognized standing acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP; and
         (ii) a certificate of such independent certified public accountants to the Agent and the Lenders (A) stating that in the course of their audit they have not become aware of any Default or Event of Default or specifying any Defaults or Events of Default of which they are aware, and (B) stating that nothing came to their attention that the calculations set forth in the officer's certificate delivered simultaneously therewith, as of the date of the balance sheet, were not prepared in accordance with the audited financial statements;

                  (b) Annual Unaudited Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Year of the Borrower and the Subsidiaries, beginning with the Fiscal Year ending September 30, 2001, a copy of the annual unaudited financial statements of the Borrower and the Subsidiaries for such Fiscal Year containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow as at the end of such Fiscal Year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein, all in form and substance satisfactory to the Agent and the Lenders;

                  (c) Quarterly Financial Statements. As soon as available and in any event within fifty (50) days after the end of each Fiscal Quarter in each Fiscal Year of the Borrower, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such Fiscal Quarter and for the portion of the Fiscal Year then ended, containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein;

                  (d) Quarterly and Monthly Certificate. As soon as available, and in any event within fifty (50) days after the end of each Fiscal Quarter of each Fiscal Year of the Borrower and within twenty (20) days after the end of each calendar month, a certificate of the chief financial officer of the Borrower (i) stating that to the best of such officer's knowledge, no Default has occurred and is continuing, or if a Default has occurred and is continuing, a statement as to the nature thereof and the action that is proposed to be taken with respect thereto, and (ii) showing in reasonable detail the most recent Fiscal Quarter calculations or calendar month calculations, as applicable, demonstrating compliance with Article X, and accompanied by a certificate executed by the Borrower representing that attached thereto is a current (as of the date thereof) list of existing store locations owned or leased by Borrower and each Guarantor;

                  (e) Monthly Financial Statements. As soon as available and in any event within twenty (20) days after the end of each calendar month, a copy of an unaudited financial report of the Borrower and the Subsidiaries as of the end of such month and for the portion of the Fiscal Year then ended, containing, on a consolidated basis, balance sheets and statements of income, retained earnings, and cash flow in each case setting forth in comparative form the figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail certified by the chief financial officer of the Borrower to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of the Borrower and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein, all in form and substance satisfactory to the Agent and the Lenders;

                  (f) Projections. As soon as available and in any event not later than thirty (30) days prior to the end of each Fiscal Year, projections of consolidated financial statements of the Borrower and its Subsidiaries for the upcoming Fiscal Year;

                  (g) Weekly Borrowing Base Report. As soon as available, and in any event by each Monday of each week, a borrowing base report as of the preceding Tuesday in the form of Exhibit F attached hereto. Additionally, upon the request for any Tranche A Advance, any Swing Loan Advance or the issuance of any Letter of Credit, a current borrowing base report required to be delivered pursuant to the immediately preceding sentence;

                  (h) Management Letters. Promptly upon receipt thereof, a copy of any management letter or written report submitted to the Borrower or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of the Borrower or any Subsidiary;

                  (i) Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, and proceedings before any Governmental Authority or arbitrator affecting the Borrower or any Subsidiary which, if determined adversely to the Borrower or such Subsidiary, could reasonably be expected to have a Material Adverse Effect;

                  (j) Notice of Default. As soon as possible and in any event within ten (10) days after the Borrower knows of the occurrence of each Default, a written notice setting forth the details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                  (k) ERISA Reports. Promptly after the filing or receipt thereof, copies of all reports, including annual reports, and notices which the Borrower or any ERISA Affiliate files with or receives from the PBGC or the U.S. Department of Labor under ERISA; and as soon as possible and in any event within five (5) days after the Borrower or any ERISA Affiliate knows or has reason to know that any Reportable Event (as to which the thirty day notice requirement to the PBGC has not been waived) or Prohibited Transaction has occurred with respect to any Plan or that the PBGC or the Borrower or any Subsidiary or any ERISA Affiliate has instituted or will institute proceedings under Title IV of ERISA to terminate any Plan, a certificate of the chief financial officer of the Borrower setting forth the details as to such Reportable Event or Prohibited Transaction or Plan termination and the action that the Borrower proposes to take with respect thereto;

                  (l) Notice of Material Adverse Effect. As soon as possible and in any event within ten (10) days after the Borrower knows of the occurrence thereof, written notice of any matter that could reasonably be expected to have a Material Adverse Effect;

                  (m) Proxy Statements, Etc. As soon as available, one copy of each financial statement, report, notice or proxy statement sent by the Borrower or any Subsidiary to its stockholders generally and one copy of each regular, periodic or special report, registration statement, or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency; and

                  (n) General Information. Promptly, such other information concerning the Borrower or any Subsidiary as the Agent or any Lender may from time to time reasonably request.

         Section 8.3 Maintenance of Existence; Conduct of Business. The Borrower will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate (or partnership) existence and all of its leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary or desirable in the ordinary conduct of its business. The Borrower will conduct, and will cause each Subsidiary to conduct, its business in an orderly and efficient manner in accordance with good business practices customary in the industry in which the Borrower and the Subsidiaries are engaged.

         Section 8.3 Maintenance of Properties. The Borrower will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition (ordinary wear and tear excepted).

         Section 8.4 Taxes and Claims. The Borrower will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (a) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (b) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither the Borrower nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 8.5 Insurance. The Borrower will maintain, and will cause each of the Subsidiaries to maintain, insurance with financially sound and reputable insurance companies in such amounts and covering such risks as is usually carried by corporations engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and the Subsidiaries operate, provided that in any event the Borrower will maintain and cause each Subsidiary to maintain workmen's compensation insurance, property insurance, comprehensive general liability insurance, reasonably satisfactory to the Agent.

         Section 8.6 Inspection Rights; Audits. At any reasonable time and from time to time, the Borrower will permit, and will cause each Subsidiary to permit, representatives of the Agent and each Lender to examine, copy, and make extracts from its books and records, to visit and inspect its properties, and to discuss its business, operations, and financial condition with its officers, employees, and independent certified public accountants. In addition, the Borrower will permit, and will cause each Subsidiary to permit, quarterly audits of the personal property of the Borrower and the Subsidiaries by auditors selected by the Agent. The Borrower shall reimburse the Agent for the reasonable costs and expenses expended by the Agent in connection with such audits. Audit fees and expenses shall be payable on the third day of the month following the date of issuance by the Agent of a request for payment thereof to the Borrower.

         Section 8.7 Keeping Books and Records. The Borrower will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 8.8 Compliance with Laws. The Borrower will comply, and will cause each Subsidiary to comply, in all respects with all applicable laws, rules, regulations, orders, and decrees of any Governmental Authority or arbitrator, including without limitation, the provisions of the Texas Pawn Shop Act (Chapter 371 of the Texas Finance Code), the consumer loan provisions of the Texas Finance Code and the provisions of the Brady Law and other laws, rules and regulations related to the regulation of firearms, other than such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

         Section 8.9 Compliance with Agreements. The Borrower will comply, and will cause each Subsidiary to comply, in all respects with all agreements, contracts, and instruments binding on it or affecting its properties or business other than such non-compliance which could not reasonably be expected to have a Material Adverse Effect.

         Section 8.10 Further Assurances. The Borrower will, and will cause each Subsidiary to, execute and deliver such further agreements and instruments and take such further action as may be reasonably requested by the Agent to carry out the provisions and purposes of this Agreement and the other Loan Documents. Without limiting the foregoing, upon the creation or acquisition of any Subsidiary or a new store by a new Subsidiary or by an existing Subsidiary in a new state, the Borrower shall (a) provide written notice of such event to the Agent within five (5) Business Days following the date the Borrower has knowledge thereof, and (b) cause each such domestic Subsidiary to execute and deliver a Guaranty, a Contribution and Indemnification Agreement, a Subsidiary Security Agreement, a Subsidiary Pledge Agreement, Real Property Security Documents and Uniform Commercial Code financing statements and such other documents required by Section 8.13 of the Existing Credit Agreement, each in form and substance satisfactory to the Agent, within thirty (30) calendar days following the date the Borrower has knowledge thereof. If any Subsidiary is created or acquired after the date hereof, the Borrower shall execute and deliver to the Agent (a) an amendment to this Agreement to amend Schedule 7.14 to this Agreement (which only needs the signature of the Agent to be effective if the only change is the addition of the new Subsidiary and (b) any other documents which would have otherwise been required to be delivered to the Agent and the Lenders if such Subsidiary had been a Subsidiary as of March 31, 2000.

         Section 8.11 ERISA. The Borrower will comply, and will cause each Subsidiary to comply, with all minimum funding requirements, and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder which could reasonably be expected to have a Material Adverse Effect.

         Section 8.12 [Intentionally Deleted].

         Section 8.13 Post-Closing Items; Real Property Security Documents.
The Borrower agrees that it shall, and shall cause each Significant Subsidiary, to deliver to the Agent, with respect to each parcel of the Real Property, a lender's title insurance policy (together with any required endorsements thereto) issued by a title insurer selected by the Borrower and reasonably satisfactory to the Agent in an amount equal to the fair market value of the underlying property as determined by the appraisal completed pursuant to
Section 8.13 of the Existing Credit Agreement, as soon as available but in any event on or before (a) March 1, 2001 with respect to each parcel of Real Property for which the only outstanding item required for issuance of such title insurance policy on January 15, 2001 is receipt by such title insurer of the recording information for the amendment to deed of trust or mortgage described in Section 6.1(k), and (b) January 15, 2001 with respect to all other parcels of Real Property.

                                  ARTICLE IX

                              Negative Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or the Issuing Bank has any obligation to issue Letters of Credit hereunder, the Borrower will perform and observe the following negative covenants:

         Section 9.1 Debt. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Debt, except:

                  (a) Debt to the Lenders and the Issuing Bank pursuant to the Loan Documents; and

                  (b) Debt listed on Schedule 9.1.

         Section 9.2 Limitation on Liens. The Borrower will not incur, create, assume, or permit to exist, and will not permit any Subsidiary to incur, create, assume, or permit to exist, any Lien upon any of its property, assets, or revenues, whether now owned or hereafter acquired, except:

                  (a) Liens disclosed on Schedule 9.2 hereto and Liens in favor of the Agent for the benefit of the Lenders;

                  (b) Liens for taxes, assessments, or other governmental charges which are not delinquent or which are being contested in good faith and for which adequate reserves have been established;

                  (c) Liens of mechanics, materialmen, warehousemen, carriers, or other similar statutory Liens securing obligations that are not yet due and are incurred in the ordinary course of business;

                  (d) Liens resulting from good faith deposits to secure payments of workmen's compensation or other social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, contracts (other than for payment of Debt), or leases made in the ordinary course of business;

                  (e) Purchase money Liens securing Permitted Debt described in
         Section 9.1(b); provided that, the Debt secured by any such Lien encumbers only the asset so purchased;

                  (f) Liens securing Permitted Debt described in Section 9.1(c); provided that, the Debt secured by any such Lien encumbers only the Real Property refinanced by such Permitted Debt;

                  (g) Liens on the Indemnity Account in favor of County Bank of Rehoboth Delaware; provided however, the amount held in the Indemnity Account will not at any time exceed the lesser of (i) $300,000 or (ii) the greater of $50,000 or 120% of County Bank of Rehoboth Beach, Delaware's interest in all outstanding Pay-Day Advance Loans implemented with Texas EZPAWN, L.P.; provided further, however, that the Borrower shall not contribute, deposit, or pay to either this Indemnity Account or the Litigation Fund Account an aggregate amount in excess of $650,000 cumulatively for all periods of time during the term of this Agreement;

                  (h) Liens on the Litigation Fund Account in favor of County Bank of Rehoboth Beach, Delaware; provided however, the amount held in the Litigation Fund Account will not at any time exceed $4,000; provided further, however, that the Borrower shall not contribute, deposit, or pay to either this Litigation Fund Account or the Indemnity Account an aggregate amount in excess of $650,000 cumulatively for all periods of time during the term of this Agreement; and

                  (i) Financing statements filed in connection with operating lease transactions for computers.

         Neither the Borrower nor any Subsidiary shall enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets whether now owned or hereafter acquired; provided that in connection with the creation of purchase money Liens permitted hereby, the Borrower or the Subsidiary may agree that it will not permit any other Liens to encumber the assets subject to such purchase money Lien. Further, the Borrower will not and will not permit any Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist to become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiaries' capital stock owned by the Borrower or any Subsidiary of the Borrower; (ii) subject to subordination provisions pay any Debt owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its properties or assets to the Borrower or any other Subsidiary not restricted hereby.

         Section 9.3 Mergers, Etc. Except as otherwise permitted by Section 9.8(d), the Borrower will not, and will not permit any Subsidiary to become a party to a merger or consolidation, or to purchase or otherwise acquire all or a substantial part of the business or assets of any Person or any shares or other equity interest of any Person (whether or not certificated), or wind-up, dissolve, or liquidate itself; provided that, (i) a domestic Subsidiary may wind-up, dissolve or liquidate if no Default exists or would result therefrom and its assets are transferred to the Borrower or another domestic Subsidiary;
(ii) a foreign Subsidiary may wind-up, dissolve or liquidate if no Default exists or would result therefrom; (iii) any Subsidiary may merge with and into the Borrower if the Borrower is the surviving entity and no Default exists or would result therefrom; (iv) any Subsidiary may merge with and into any other domestic Subsidiary if the domestic Subsidiary is the surviving entity, no Default exists or would result therefrom and Section 8.10 is complied with; (v) any foreign Subsidiary may merge with any other foreign Subsidiary if no Default exists or would result therefrom; and (vi) the Borrower or a Subsidiary may make investments permitted under Section 9.5 hereof.

         Section 9.4 Restricted Payments. The Borrower will not declare or pay any dividends or make any other payment or distribution (whether in cash, property, or obligations) on account of its capital stock, or redeem, purchase, retire, or otherwise acquire any of its capital stock, or permit any of its Subsidiaries to purchase or otherwise acquire any capital stock of the Borrower or another Subsidiary, or set apart any money for a sinking or other analogous fund for any dividend or other distribution on its capital stock or for any redemption, purchase, retirement, or other acquisition of any of its capital stock.

         Section 9.5 Investments. Other than pawn loans and Pay-Day Advance Loans extended in the ordinary course of business, the Borrower will not make, and will not permit any Subsidiary to make, any advance, loan, extension of credit, or capital contribution to or investment in, or purchase to own, or permit any Subsidiary to purchase or own, any stock, bonds, notes, debentures, or other securities of any Person, except:

                  (a) loans and investments listed on Schedule 9.5; and

                  (b) any loans and investments not covered in the previous section of this Section 9.5 not to exceed One Million Dollars ($1,000,000) in the aggregate.

         Section 9.6 Limitation on Issuance of Capital Stock. The Borrower will not permit any of its Subsidiaries to, at any time issue, sell, assign, or otherwise dispose of (a) any of its capital stock (or any equivalent interest therein), (b) any securities exchangeable for or convertible into or carrying any rights to acquire any of its capital stock (or any equivalent interest therein), or (c) any option, warrant, or other right to acquire any of its capital stock (or any equivalent interest therein).

         Section 9.7 Transactions With Affiliates. The Borrower will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of the Borrower or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower or such Subsidiary.

         Section 9.8 Disposition of Assets. The Borrower will not sell, lease, assign, transfer, or otherwise dispose (collectively "Dispositions") of any of its assets, or permit any Subsidiary to do so with any of its assets, except for (a) Dispositions of Inventory in the ordinary course of business, (b) Dispositions to a Guarantor as to which Agent has in its possession an executed Guaranty, (c) Dispositions in addition to those described in clauses (a) and
(b) above, for which the Borrower and the Subsidiaries have received fair consideration, (d) Dispositions whereby one or more existing store locations of the Borrower or a Subsidiary are transferred to one or more unaffiliated third parties and existing store locations of one or more unaffiliated third parties are transferred to the Borrower or a Subsidiary, such Dispositions to be satisfactory to the Lenders, and (e) Dispositions which result in the sale and leaseback of Real Property so long as (i) the sale price of such Real Property is in an amount equal to or greater than 95% of the appraisal value of such Real Property (such appraisals to be satisfactory in form and substance to the Lenders) and (ii) the cash Net Proceeds of such Disposition are promptly paid to the Agent in accordance with Section 4.3 and are in an amount equal to or greater than 90% of the appraisal value of such Real

Property (such appraisals to be satisfactory in form and substance to the Lenders), or as otherwise permitted with the Lenders' consent.

         Section 9.9 Nature of Business. The Borrower will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged on the date hereof. Without in any way limiting the foregoing, such businesses shall include, but not be limited to, the following: check-cashing, money wires, Pay-Day Advance Loans (hereinafter defined), jewelry sales and other financial services incidental to the foregoing. The Borrower will not, and will not permit any Subsidiary to, open new pawnshop stores except as otherwise permitted by Section 9.8(d). As used herein, the term "Pay-Day Advance Loans" means loans which are anticipated to be repaid by the proceeds of post-dated checks or through an ACH debit from the account of the borrower of the Pay-Day Advance Loan.

         Section 9.10 Environmental Protection. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use (or permit any tenant to use) any of their respective properties or assets for the handling, processing, storage, transportation, or disposal of any Hazardous Material, (b) generate any Hazardous Material, (c) conduct any activity that is likely to cause a Release or threatened Release of any Hazardous Material, or (d) otherwise conduct any activity or use any of their respective properties or assets in any manner that is likely to violate any Environmental Law or create any Environmental Liabilities for which the Borrower or any of its Subsidiaries would be responsible.

         Section 9.11 Accounting. The Borrower will not, and will not permit any of its Subsidiaries to, change its Fiscal Year or make any change in accounting treatment or reporting practices, except as permitted by GAAP and disclosed to the Agent.

         Section 9.12 Prepayment of Debt. The Borrower will not, and will not permit any Subsidiary to, prepay any Debt except the Obligations.

         Section 9.13 Pay-Day Advance Loans. The Borrower will not, and will not permit any of its Subsidiaries to, purchase participations or any other interests in any Pay-Day Advance Loans originated by a Person other than the Borrower or any Subsidiary.

                                   ARTICLE X

                              Financial Covenants

         The Borrower covenants and agrees that, as long as the Obligations or any part thereof are outstanding or any Lender has any Commitment hereunder or the Issuing Bank has any obligation to issue Letters of Credit hereunder, the Borrower will perform and observe the following financial covenants:

         Section 10.1 Consolidated Net Worth. Beginning with the calendar month ending September 30, 2000, the Borrower will at all times maintain Consolidated Net Worth in an amount not less than (a) One Hundred Million Dollars ($100,000,000), plus (b) an amount equal to one hundred percent (100%) of Consolidated Net Income (not less than zero dollars [$0.00]) for all periods subsequent to the calendar month ending October 31, 2000, plus (c) an amount equal to one hundred percent (100%) of the Net Proceeds of all equity offerings (including conversions of debt securities into common stock) of the Borrower subsequent to October 31, 2000.

         Section 10.2 Leverage Ratio. The Borrower will at all times maintain a Leverage Ratio of not greater than the Leverage Ratio of the Borrower as calculated as of September 30, 2000.

         Section 10.3 Capital Expenditures. The Borrower will not permit the aggregate amount of Capital Expenditures (excluding any exchanges of store locations permitted pursuant to Section 9.8(d)) of the Borrower and the Subsidiaries to exceed Five Million Dollars ($5,000,000) during any Fiscal Year.

         Section 10.4 Inventory Turnover. The Borrower on a consolidated basis will at all times maintain an Inventory Turnover of not less than 1.75.

         Section 10.5 Fixed Charge Coverage Ratio. The Borrower will at all times maintain a Fixed Charge Coverage Ratio of not less than the Fixed Charge Coverage Ratio of the Borrower as calculated as of September 30, 2000.

         Section 10.6 EBITDA. The Borrower will maintain an EBITDA (calculated at the end of each Fiscal Quarter) of not less than (a) $5,000,000 for the Fiscal Quarter ending December 31, 2000 (the "First Quarter"), (b) $10,000,000 for the period beginning as of the First Quarter through and including the Fiscal Quarter ending March 31, 2001, (c) $14,500,000 for the period beginning as of the First Quarter through and including the Fiscal Quarter ending June 30, 2001 and (d) $19,500,000 for the period beginning as of the First Quarter through and including each Fiscal Quarter thereafter.

                                   ARTICLE XI

                                    Default

         Section 11.1 Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) The Borrower shall fail to pay when due the Obligations or any part thereof.

                  (b) Any representation or warranty made or deemed made by the Borrower or any Obligated Party (or any of their respective officers) in any Loan Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in Section 8.1,
         Section 8.13, Article IX, or Article X of this Agreement; or the Borrower or any Obligated Party shall fail to perform, observe, or comply with any other covenant, agreement, or term contained in this Agreement or any other Loan Document (other than covenants to pay the Obligations) and such failure shall continue for a period of fifteen
         (15) days.

                  (d) The Borrower, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                  (e) An involuntary proceeding shall be commenced against the Borrower, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of thirty (30) days.

                  (f) The Borrower, any Subsidiary, or any Obligated Party shall fail to discharge within a period of forty-five (45) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) against any of its assets or properties.

                  (g) A final judgment or judgments for the payment of money in excess of Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate shall be rendered by a court or courts against the Borrower, any of its Subsidiaries, or any Obligated Party and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within forty-five
         (45) days from the date of entry thereof and the Borrower or the relevant Subsidiary or Obligated Party shall not, within said period of forty-five (45) days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

                  (h) The Borrower, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Material Debt (hereinafter defined) (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof, or any event shall have occurred that permits any holder or holders of such Debt or any Person acting on behalf of such holder or holders to accelerate the maturity thereof or require any such prepayment. For purposes of this clause (h), the term "Material Debt" means Debt owed by the Borrower or any Subsidiary the principal amount of which exceeds Two Hundred Fifty Thousand Dollars ($250,000).

                  (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, any Subsidiary, any Obligated Party or any of their respective shareholders, or the Borrower or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents.

                  (j) Any of the following events shall occur or exist with respect to the Borrower or any ERISA Affiliate: (i) any Prohibited Transaction involving any Plan; (ii) any Reportable Event with respect to any Plan; (iii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan; (iv) any event or circumstance that might constitute grounds entitling the PBGC to institute proceedings under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer, any Plan, or the institution by the PBGC of any such proceedings; or (v) complete or partial withdrawal under Section 4201 or 4204 of ERISA from a Multiemployer Plan or the reorganization, insolvency, or termination of any Multiemployer Plan; and in each case above, such event or condition, together with all other events or conditions, if any, have subjected or could in the reasonable opinion of Required Banks subject the Borrower to any tax, penalty, or other liability to a Plan, a Multiemployer Plan, the PBGC, or otherwise (or any combination thereof) which in the aggregate exceed or could reasonably be expected to exceed Two Hundred Fifty Thousand Dollars ($250,000.00).

                  (k) Any Person or group of related Persons for purposes of
         Section 13(d) of the Exchange Act acquires after the date hereof "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act) in excess of thirty-three percent (33%) of the total voting power of all classes of capital stock then outstanding of the Borrower entitled (without regard to the occurrence of any contingency) to vote in elections of directors of the Borrower.

                  (l) The Borrower or any of its Subsidiaries, or any of their properties, revenues, or assets, shall become the subject of an order of forfeiture, seizure, or divestiture (whether under RICO or otherwise) and the same shall not have been discharged (or provisions shall not be made for such discharge) within thirty (30) days from the date of entry thereof.

                  (m) Any Material Adverse Effect shall occur.

         Section 11.2 Remedies.

                  (a) If any Event of Default shall occur and be continuing, the Agent may (and if directed by Required Lenders, shall) do any one or more of the following:

                           i. Acceleration. Declare all outstanding principal
                  of and accrued and unpaid interest on the Notes, all outstanding Letter of Credit Disbursements, and all other obligations of the Borrower under the Loan Documents immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                           ii. Termination of Commitments. Terminate the
                  Commitments and the obligation of the Issuing Bank to issue Letters of Credit without notice to the Borrower.

                           iii. Judgment. Reduce any claim to judgment.

                           iv. Foreclosure. Foreclose or otherwise enforce any
                  Lien granted to the Agent for the benefit of itself and the Lenders to secure payment and performance of the Obligations in accordance with the terms of the Loan Documents.

                           v. Rights. Exercise any and all rights and remedies
                  afforded by the laws of the State of Texas or any other jurisdiction, by any of the Loan Documents, by equity, or otherwise.

         Provided, however, that upon the occurrence of an Event of Default under subsection (d) or (e) of Section 11.1, the Commitments of all of the Lenders and the obligation of the Issuing Bank to issue Letters of Credit shall automatically terminate, and the outstanding principal of and accrued and unpaid interest on the Notes and all other obligations of the Borrower under the Loan Documents shall thereupon become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower.

                  (b) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, such Lender's Note, or any other Loan Document, irrespective of whether or not the Agent or such Lender shall have made any demand under this Agreement or such Lender's Note or such other Loan Document and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower (with a copy to the Agent and to each Lender) after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights and remedies of each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

         Section 11.3 Cash Collateral. If an Event of Default shall have occurred and be continuing the Borrower shall, if requested by the Agent or Required Lenders, pledge to the Agent as security for the Obligations an amount in immediately available funds equal to the then outstanding Letter of Credit Liabilities, such funds to be held in a cash collateral account at the Agent without any right of withdrawal by the Borrower.

         Section 11.4 Performance by the Agent. If the Borrower shall fail to perform any covenant or agreement in accordance with the terms of the Loan Documents, the Agent may, at the direction of Required Lenders, perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent or the Lenders in connection with such performance or attempted performance to the Agent at the Principal Office, together with interest thereon at the Default Rate from and including the date of such expenditure to but excluding the date such expenditure is paid in full. Notwithstanding the foregoing, it is expressly agreed that neither the Agent nor any Lender shall have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any of the other Loan Documents.

                                  ARTICLE XII

                                   The Agent

         Section 12.1 Appointment, Powers and Immunities. In order to expedite the various transactions contemplated by this agreement, the Lenders and the Issuing Bank hereby irrevocably appoint and authorize Wells Fargo Bank Texas, National Association to act as their Agent hereunder and under each of the other Loan Documents. Wells Fargo Bank Texas, National Association consents to such appointment and agrees to perform the duties of the Agent as specified herein. The Lenders and the Issuing Bank authorize and direct the Agent to take such action in their name and on their behalf under the terms and provisions of the Loan Documents and to exercise such rights and powers thereunder as are specifically delegated to or required of the Agent for the Lenders and/or the Issuing Bank, together with such rights and powers as are reasonably incidental thereto. The Agent is hereby expressly authorized to act as the Agent on behalf of itself, the other Lenders and the Issuing Bank:

                  (a) To receive on behalf of each of the Lenders and the Issuing Bank any payment of principal, interest, fees (except for the annual agent fee described in Section 2.11(a)) or other amounts paid pursuant to this Agreement and the Notes and to distribute to each Lender and/or the Issuing Bank its share of all payments so received as provided in this Agreement;

                  (b) To receive all documents and items to be furnished under the Loan Documents;

                  (c) To act as nominee for and on behalf of the Lenders and the Issuing Bank in and under the Loan Documents;

                  (d) To arrange for the means whereby the Advances are to be made available to the Borrower;

                  (e) To distribute to the Lenders and the Issuing Bank information, requests, notices, payments, prepayments, documents and other items received from the Borrower, the other Obligated Parties, and other Persons;

                  (f) To execute and deliver to the Borrower, the other Obligated Parties, and other Persons, all requests, demands, approvals, notices, and consents received from the Lenders and the Issuing Bank;

                  (g) To the extent permitted by the Loan Documents, to exercise on behalf of each Lender and the Issuing Bank all rights and remedies of Lenders and the Issuing Bank upon the occurrence of any Event of Default;

                  (h) To serve as liaison between the Lenders, the Issuing Bank and the Borrower with respect to future negotiations, amendments and waivers of the terms of this Agreement and transmittal of copies of such amendments and waivers for signature to each Lender and the Issuing Bank;

                  (i) To receive signed copies of this Agreement, future amendments hereto, waivers of any terms hereof, and related documents comprising the Loan Documents, and provide appropriate signed or reproduction copies thereof to each Lender, the Issuing Bank and the Borrower;

                  (j) To forward to each Lender and the Issuing Bank copies of all Loan Documents and opinions furnished to Agent under this Agreement or any of the other Loan Documents;

                  (k) To receive notices of Defaults, copies of which shall be forwarded to all Lenders and the Issuing Bank, and any waivers of Defaults under this Agreement and forward copies thereof to all Lenders and the Issuing Bank;

                  (l) To advise each Lender and the Issuing Bank of all notices received or furnished by Agent hereunder;

                  (m) To take such other actions as may be requested by Required Lenders; and

                  (n) To accept, execute, and deliver any and all security documents as the secured party.

         Neither the Agent nor any of its Affiliates, officers, directors, employees, attorneys, or agents shall be liable to the Lenders for any action taken or omitted to be taken by any of them hereunder or otherwise in connection with this Agreement or any of the other Loan Documents except for its or their own gross negligence or willful misconduct. Without limiting the generality of the preceding sentence, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender or the Issuing Bank; (iii) shall not be required to initiate any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by Required Lenders; (iv) shall not be responsible to the Lenders or the Issuing Bank for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document, or for the value, validity, effectiveness, enforceability, or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by any Person to perform any of its obligations hereunder or thereunder; (v) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate, or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties. As to any matters not expressly provided for by this Agreement, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by Required Lenders, and such instructions of Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable law.

         Section 12.2 Rights of Agent as a Lender. With respect to its Commitment, the Advances made by it and the Notes issued to it, Wells Fargo Bank Texas, National Association in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, act as trustee under indentures of, provide merchant banking services to, and generally engage in any kind of business with the Borrower, any of its Subsidiaries, any other Obligated Party, and any other Person who may do business with or own securities of the Borrower, any Subsidiary, or any other Obligated Party, all as if it were not acting as the Agent and without any duty to account therefor to the Lenders.

         Section 12.3 Sharing of Payments, Etc. If any Lender shall obtain any payment of any principal of or interest on any Advance made by it under this Agreement or payment of any other obligation under the Loan Documents then owed by the Borrower or any other Obligated Party to such Lender, whether voluntary, involuntary, through the exercise of any right of set-off, banker's lien, counterclaim or similar right, or otherwise, in excess of its pro rata share (calculated (i) pursuant to Section 3.5 in respect of letter of credit fees, and (ii) for all other of the Primary Obligations on the basis of the unpaid principal of and interest on the Tranche A Loan, the Tranche B Loan, the Tranche C Loan, the Swing Loan, LC Participations and SL Participations held by
it), such Lender shall promptly purchase from the other Lenders participations in the Primary Obligations owed to them hereunder in such amounts, and make such other adjustments from time to time as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of the other Lenders in accordance with its pro rata portion thereof. To such end, all of the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if all or any portion of such excess payment is thereafter rescinded or must otherwise be restored. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any Lender so purchasing a participation in the Advances and LC Participations made by the other Lenders may exercise all rights of set-off, banker's lien, counterclaim, or similar rights with respect to such participation as fully as if such Lender were a direct holder of Advances to, or Letter of Credit Disbursements for the account of, the Borrower in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

         Section 12.4 Indemnification. THE LENDERS HEREBY AGREE TO INDEMNIFY THE AGENT AND THE ISSUING BANK FROM AND HOLD THE AGENT AND THE ISSUING BANK HARMLESS AGAINST (TO THE EXTENT NOT REIMBURSED UNDER SECTIONS 13.1 AND 13.2, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SECTIONS 13.1 AND 13.2), RATABLY IN ACCORDANCE WITH THEIR RESPECTIVE COMMITMENTS, ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, DEFICIENCIES, SUITS, COSTS, EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE AGENT AND THE ISSUING BANK IN ANY WAY RELATING TO OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY THE AGENT AND THE ISSUING BANK UNDER OR IN RESPECT OF ANY OF THE LOAN DOCUMENTS; PROVIDED, FURTHER, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF THE FOREGOING TO THE EXTENT CAUSED BY THE AGENT'S OR THE ISSUING BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT

LIMITING ANY OTHER PROVISION OF THIS SECTION, EACH LENDER AGREES TO REIMBURSE THE AGENT AND THE ISSUING BANK PROMPTLY UPON DEMAND FOR ITS PRO RATA SHARE (CALCULATED ON THE BASIS OF THE COMMITMENTS) OF ANY AND ALL OUT-OF-POCKET EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) INCURRED BY THE AGENT AND THE ISSUING BANK IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THE LOAN DOCUMENTS, TO THE EXTENT THAT THE AGENT OR THE ISSUING BANK IS NOT REIMBURSED FOR SUCH EXPENSES BY THE BORROWER.

         Section 12.5 Independent Credit Decisions. Each Lender agrees that it has independently and without reliance on the Agent, the Issuing Bank or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Issuing Bank or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any Obligated Party of this Agreement or any other Loan Document or to inspect the properties or books of the Borrower or any Obligated Party. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders and the Issuing Bank by the Agent hereunder or under the other Loan Documents, neither the Agent nor the Issuing Bank shall have any duty or responsibility to provide any Lender with any credit or other financial information concerning the affairs, financial condition or business of the Borrower or any Obligated Party (or any of their Affiliates) which may come into the possession of the Agent, the Issuing Bank or any of their Affiliates.

         Section 12.6 Several Commitments. The Commitments and other obligations of the Lenders under this Agreement are several. The default by any Lender in making an Advance in accordance with its Commitment shall not relieve the other Lenders of their obligations under this Agreement. In the event of any default by any Lender in making any Advance, each nondefaulting bank shall be obligated to make its Advance but shall not be obligated to advance the amount which the defaulting Lender was required to advance hereunder. In no event shall any Lender be required to advance an amount or amounts which shall in the aggregate exceed such Lender's Commitment. No Lender shall be responsible for any act or omission of any other Lender.

         Section 12.7 Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Lenders, the Issuing Bank and the Borrower and the Agent may be removed at any time with or without cause by Required Lenders. Upon any such resignation or removal, the Required

Lenders will have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any State thereof and having combined capital and surplus of at least One Hundred Million Dollars ($100,000,000). Upon the acceptance of its appointment as successor Agent, such successor Agent shall thereupon succeed to and become vested with all rights, powers, privileges, immunities, and duties of the resigning or removed Agent, and the resigning or removed Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation or removal as Agent, the provisions of this Article XII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was the Agent. After the retiring Agent's resignation or removal hereunder as Agent, each reference herein to a place of giving of notice or delivery to the Agent shall be deemed to refer to the principal office of the successor Agent as it may specify to each party hereto.

         In the event that the Agent, for the benefit of itself and the Lenders, elects or is required to proceed with a foreclosure or other enforcement of any Lien granted to the Agent for the benefit of itself and the Lenders, the Agent may, without in any manner limiting its available remedies, and at the request of the Required Lenders shall, submit a bid for all Lenders (including itself) in the form of a credit against the Obligations, and the Agent or its designee, in the event that the Agent or its designee is the successful bidder at any such foreclosure sale, shall accept title, for the benefit of itself and the Lenders, to the Collateral sold at such foreclosure sale. The Collateral purchased at any such sale held shall be owned by the Agent, or its designee, for the benefit of the Lenders. All monies received or collected by the Agent in respect of the Collateral in connection with a foreclosure sale, or any other disposition of the Collateral, shall be paid to the Lenders pro-rata consistent with Section 4.4 hereof.

                                  ARTICLE XIII

                                 Miscellaneous

         Section 13.1 Expenses. The Borrower hereby agrees to pay on demand:
(a) all reasonable costs and expenses of the Agent, the Issuing Bank and the Lenders in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the reasonable fees and expenses of legal counsel for the Agent, the Issuing Bank and the Lenders (including the allocated cost of internal counsel of the Agent, the Issuing Bank or any Lender), (b) all costs and expenses of the Agent, the Issuing Bank and the Lenders in connection with any Default and the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of legal counsel for the Agent, the Issuing Bank and the Lenders, (c) all transfer, stamp, documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents, (d) all costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any security interest or Lien, if any, contemplated by this Agreement or any other Loan Document, and (e) all other costs and expenses incurred by the Agent and the Issuing Bank in connection with this Agreement or any other Loan Document, including without limitation all reasonable costs and expenses associated with appraisals, environmental reports and any other collateral reviews performed in connection with this Agreement, any other Loan Document or the transactions contemplated therein.

         Section 13.2 INDEMNIFICATION. THE BORROWER HEREBY AGREES TO INDEMNIFY THE AGENT, THE ISSUING BANK AND EACH LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (a) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (b) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS,
(c) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (d) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, (e) THE USE OR PROPOSED USE OF ANY LETTER OF CREDIT, (f) ANY AND ALL TAXES, LEVIES, DEDUCTIONS, AND CHARGES IMPOSED ON THE ISSUING





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BANK OR ANY OF THE ISSUING BANK'S CORRESPONDENTS IN RESPECT OF ANY LETTER OF
CREDIT, OR (g) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING AND ANY LEGAL PROCEEDING RELATING TO ANY COURT ORDER, INJUNCTION OR OTHER PROCESS OR DECREE RESTRAINING OR SEEKING TO RESTRAIN THE ISSUING BANK FROM PAYING ANY AMOUNT UNDER ANY LETTER OF CREDIT. WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON; PROVIDED HOWEVER, NO PERSON SHALL BE INDEMNIFIED HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

         Section 13.3 Limitation of Liability. None of the Agent, the Issuing Bank, any Lender, or any Affiliate, officer, director, employee, attorney, or agent thereof shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents, including without limitation, any damages suffered or incurred by the Borrower in connection with Swing Loan Advances made by telephonic notice pursuant to
Section 2.9(a) hereto, except for such Person's gross negligence or willful misconduct.

         Section 13.4 No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by the Agent, the Issuing Bank and the Lenders shall have the right to act exclusively in the interest of the Agent, the Issuing Bank and the Lenders and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's shareholders or any other Person.

         Section 13.5 No Fiduciary Relationship. The relationship between the Borrower and each of the Issuing Bank and the Lenders is solely that of debtor and creditor, and neither the Agent, the Issuing Bank nor any Lender has any fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and any of the Issuing Bank and the Lenders to be other than that of debtor and creditor.

         Section 13.6 Equitable Relief. The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to the Agent, the Issuing Bank and the Lenders. The Borrower therefore agrees that the Agent, the Issuing Bank and the Lenders, if the Agent, the Issuing Bank or the Lenders so request, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 13.7 No Waiver; Cumulative Remedies. No failure on the part of the Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 13.8 Successors and Assigns.

                  (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent, the Issuing Bank and all of the Lenders. Any Lender may sell participations to one or more banks or other institutions in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitments and the Advances owing to it and the LC Participations held by it); provided, however, that (i) such Lender's obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) such Lender shall remain the holder of its Note and LC Participations for all purposes of this Agreement, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents, and (v) such Lender shall not sell a participation that conveys to the participant the right to vote or give or withhold consents under this Agreement or any other Loan Document, other than the right to vote upon or consent to (A) any increase of such Lender's Commitments, (B) any reduction of the principal amount of, or interest to be paid on, the Advances and LC Participations of such Lender, (C) any reduction of any commitment fee or other amount payable to such Lender under any Loan Document, or (D) any postponement of any date for the payment of any amount payable in respect of the Advances or LC Participations of such Lender.

                  (b) The Borrower and each of the Issuing Bank and the Lenders agree that any Lender (the "Assigning Lender") may at any time assign to one or more Eligible Assignees all, or a proportionate part of all, of its rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitments and Advances and LC Participations) (each an "Assignee"); provided,





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         however, that (i) each such assignment shall be of a consistent, and not a varying, percentage of all of the Assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (ii) except in the case of an assignment of all of a Lender's rights and obligations under this Agreement and the other Loan Documents, the amount of the Commitments of the Assigning Lender being assigned pursuant to each assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than Five Million Dollars ($5,000,000.00), and (iii) the parties to each such assignment shall execute and deliver to the Agent for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance, together with the Note subject to such assignment, and a processing and recordation fee of Three Thousand Dollars ($3,000.00). Upon such execution, delivery, acceptance, and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five
         (5) Business Days after the execution thereof, or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by the Agent, (x) the assignee thereunder shall be a party hereto as a "Lender" and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and under the Loan Documents and (y) the Assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an Assigning Lender's rights and obligations under the Loan Documents, such Assigning Lender shall cease to be a party thereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Assigning Lender and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties, or representations made in or in connection with the Loan Documents or the execution, legality, validity, and enforceability, genuineness, sufficiency, or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such Assigning Lender makes no representation or warranty and assures no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by the Borrower or any Obligated Party of its obligations under the Loan Documents; (iii) such assignee confirms that it has received a copy of the other Loan Documents, together with copies of the financial statements referred to in Section 7.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, the Issuing Bank or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this





                                      61
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         Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and exercise such powers under the Loan Documents are as delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  (d) The Agent shall maintain at its Principal Office a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, and LC Participations held by, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes under the Loan Documents. The Register shall be available for inspection by the Borrower, any Lender or the Issuing Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and assignee representing that it is an Eligible Assignee, together with any Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt written notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such Eligible Assignee in an amount equal to the Commitments assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment, a new Note to the order of the assigning Lender in an amount equal to the Commitments retained by it hereunder (each such promissory note shall constitute a "Note" for purposes of the Loan Documents). Such new Notes shall be in an aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment and Acceptance, and shall otherwise be in substantially the form of Exhibit A-1 hereto.

                  (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by or on behalf of the Borrower or its Subsidiaries.

         Section 13.9 Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection





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with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Agent, the Issuing Bank or any Lender or any closing shall affect the representations and warranties or the right of the Agent, the Issuing Bank or any Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Article V and Sections 13.1 and 13.2 shall survive repayment of the Notes and termination of the Commitments and the Letters of Credit.

         Section 13.10 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document to which the Borrower or any Obligated Party is a party, nor any consent to any departure by the Borrower or Obligated Party therefrom, shall in any event be effective unless the same shall be agreed or consented to by Required Lenders and the Borrower or the Obligated Party, as applicable, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment, waiver, or consent shall, unless in writing and signed by all of the Lenders and the Borrower, do any of the following: (a) increase Commitments of the Lenders or subject the Lenders to any additional obligations; (b) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment of principal of, or interest on, the Notes or Letter of Credit Disbursements or any fees or other amounts payable hereunder; (d) waive any of the conditions specified in Article VI; (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes or Letter of Credit Liabilities or the number of Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (f) change any provision contained in this Section 13.10; (g) release the Borrower from any of its obligations under this Agreement or the other Loan Documents or release any Guarantor from its obligations under its Guaranty; and (h) release any Collateral securing the Obligations except in accordance with and as contemplated by the Loan Documents. Notwithstanding anything to the contrary contained in this Section, no amendment, waiver, or consent shall be made (a) with respect to Article XII hereof without the prior written consent of the Agent, (b) with respect to
Section 2.9 hereof without the prior written consent of the Swing Lender, or
(c) with respect to Article III hereof without the prior written consent of the Issuing Bank.

         Section 13.11 Maximum Interest Rate. No provision of this Agreement or of any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event any Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by the Notes and the LC Participations; and, if the principal of the




                                      63
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Notes and the LC Participations has been paid in full, any remaining excess shall forthwith be paid to the Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and each Lender shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest,
(b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Notes and LC Participations so that interest for the entire term does not exceed the Maximum Rate.

         Section 13.12 Notices. Except as provided in Section 2.9, all notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof, or, as to any party at such other address as shall be designated by such party in a notice to each other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to the Agent pursuant to Article II and to the Issuing Bank pursuant to Article III shall not be effective until received by the Agent or the Issuing Bank, as applicable.

         Section 13.13 Governing Law; Venue; Service of Process. This
Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Travis County, Texas, and it shall be performable for all purposes in Travis County, Texas. Subject to Section 13.14 of this Agreement, any action or proceeding against the Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Travis County, Texas. The Borrower hereby irrevocably (a) submits to the nonexclusive jurisdiction of such courts, and (b) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. The Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 13.12. Nothing herein or in any of the other Loan Documents shall affect the right of the Agent, the Issuing Bank or any Lender to serve process in any other manner permitted by law or shall limit the right of the Agent, the Issuing Bank or any Lender to bring any action or proceeding against the Borrower or with respect to any of its property in courts in other jurisdictions. Subject to Section
13.14 of this Agreement, any action or proceeding by the Borrower against the Agent, the Issuing Bank or any Lender shall be brought only in a court located in Travis County, Texas.





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         Section 13.14 Binding Arbitration.

                  (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in clause (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

                  (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

                  (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.



                                      65
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                  (d) Arbitrator Qualifications and Powers Awards. Arbitrators
         must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

                  (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

                  (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceedings within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulations, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provisions most



                                      66
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         directly related to the Loan Documents or the subject matter of the
         Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

         Section 13.15 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 13.16 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 13.17 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 13.18 Non-Application of Chapter 346 of Texas Credit Finance Code. The provisions of Chapter 346 of the Texas Finance Code are specifically declared by the parties hereto not to be applicable to this Agreement or any of the other Loan Documents or to the transactions contemplated hereby.

         Section 13.19 Construction. The Borrower, the Agent, the Issuing Bank and each Lender acknowledges that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the parties hereto.

         Section 13.20 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or such condition exists.

         Section 13.21 Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate of any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any




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Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party,
(h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

1.1

1.2 Section WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF THE AGENT, THE ISSUING BANK, OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section 13.22 ENTIRE AGREEMENT. THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Section 13.24 Limited Waiver. By execution of this Agreement, the Required Lenders hereby waive the Specified Defaults and any Event of Default which arose under the Existing Credit Agreement solely by reason of (a) the execution of the Pay-Day Advance Loan Documents by the Borrower or any Subsidiary and (b) modifications to those certain promissory notes described in
Section 6.1(l), such modifications to have been consummated on or before the date hereof. Except as otherwise specifically provided for in this Section 13.24, nothing contained herein shall be construed as a waiver by the Lenders of any covenant or provision of the Agreement, the other Loan Documents or of any other contract or instrument among the Borrower, the Agent, the Issuing Bank and the Lenders or any of them, and the failure of the Lenders at any time or times hereafter to require strict compliance by the Borrower of any provision thereof shall not waive, affect or diminish any right of Lenders to thereafter demand strict compliance therewith. The Lenders hereby reserve all rights granted under the Agreement, the other Loan Documents and any other contract or instrument among the Borrower, the Agent, the Issuing Bank and the Lenders, or any of them.

         Section 13.25 Amendment and Restatement; Release. This Agreement amends and restates in its entirety the Existing Credit Agreement. The execution of this Agreement and the other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Credit Agreement nor does it constitute a novation with respect to such indebtedness. THE BORROWER REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO CLAIMS OR OFFSETS AGAINST OR

DEFENSES OR COUNTERCLAIMS TO ITS OR ANY OBLIGATED PARTIES' OBLIGATIONS UNDER THE EXISTING CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE DOCUMENTATION RELATING TO THE DEPOSIT AND CASH MANAGEMENT SERVICES. TO INDUCE THE AGENT, THE ISSUING BANK AND THE LENDERS TO ENTER INTO THIS AGREEMENT, THE BORROWER AND, BY THE EXECUTION OF THE LOAN DOCUMENTS TO WHICH IT IS A PARTY, EACH OBLIGATED PARTY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE HEREOF AND HEREBY RELEASES THE AGENT, THE LENDERS, THE ISSUING BANK AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ATTORNEYS (COLLECTIVELY, THE "RELEASED PARTIES") FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITY, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED WHICH THE BORROWER OR ANY OBLIGATED PARTY EVER HAD, NOW HAS, CLAIMS TO HAVE OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF OR FROM OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY DOCUMENTATION RELATING TO THE DEPOSIT AND CASH MANAGEMENT SERVICES OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.



                                      BORROWER:

                                      EZCORP, INC.


                                      By:
                                         --------------------------------
                                         Name:
                                              ---------------------------
                                         Title:
                                               --------------------------

                                      Address for Notices:

                                      1901 Capital Parkway
                                      Austin, TX 78746
                                      Fax No.: (512) 314-3402
                                      Telephone No.: (512) 329-5233
                                      Attention: Dan Tonissen
                                                 Chief Financial Officer


                                      AGENT:

                                      WELLS FARGO BANK TEXAS, NATIONAL
                                          ASSOCIATION


                                      By:
                                         ---------------------------------
                                         Larry Clayton
                                         Vice President

                                      Address for Notices:

                                      Loan Adjustment Group MAC S4101-072
                                      100 West Washington, 7th Floor
                                      Phoenix, AZ  85003
                                      Fax No.: (602) 378-1148
                                      Telephone No.: (602)  378-7633
                                      Attention: Larry Clayton

                                      Address for Operational Notices:

                                      Wholesale Loan Services
                                      201 Third Street, 8th Floor
                                      San Francisco, CA 94103
                                      Fax No.: (415) 512-9048
                                      Telephone No.: (415) 477-5227
                                      Attention: Consultant
                                      with a copy to:

                                      Winstead, Sechrest & Minick, P.C.
                                      5400 Renaissance Tower
                                      1201 Elm Street
                                      Dallas, Texas 75270
                                      Fax No.: (214) 745-5390
                                      Telephone No.: (214) 745-5265
                                      Attention: T. Randall Matthews


                                      ISSUING BANK:

                                      WELLS FARGO BANK TEXAS, NATIONAL
                                         ASSOCIATION


                                      By:
                                         --------------------------------------
                                         Larry Clayton
                                         Vice President

                                      Address for Notices:

                                      Loan Adjustment Group MAC S4101-072
                                      100 West Washington, 7th Floor
                                      Phoenix, AZ  85003
                                      Fax No.: (602) 378-1148
                                      Telephone No.: (602) 378-7633
                                      Attention: Larry Clayton


                                      LENDERS:

                                      WELLS FARGO BANK TEXAS, NATIONAL
                                          ASSOCIATION



                                      By:
                                         --------------------------------------
                                         Larry Clayton
                                         Vice President

                                      Address for Notices and Applicable Lending
                                         Office:
                                      Loan Adjustment Group MAC S4101-072
                                      100 West Washington, 7th Floor
                                      Phoenix, AZ 85003
                                      Fax No.: (602) 378-1148
                                      Telephone No.: (602) 378-7633
                                      Attention: Larry Clayton

                                      BANK ONE, TEXAS, NATIONAL ASSOCIATION


                                      By:
                                         --------------------------------------
                                         Carl F. Shafer
                                         Vice President

                                      Address for Notices and Applicable Lending
                                         Office:

                                      P.O. Box 655415
                                      Dallas, TX 75265-5414
                                      Fax No.: (214) 290-2740
                                      Telephone No.: (214) 290-7490
                                      Attn: Carl F. Shafer

                                      and

                                      1717 Main Street, 4th Floor
                                      Dallas, TX  75201
                                      Fax No.: (214) 290-2740
                                      Telephone No.: (214) 290-7490
                                      Attn: Carl F. Shafer

                                      GUARANTY FEDERAL BANK, F.S.B.


                                      By:
                                         --------------------------------------
                                         Chris Harkrider
                                         Vice President

                                      Address for Notices and Applicable Lending
                                         Office:

                                      301 Congress Avenue, Suite 1500
                                      Austin, TX 78701
                                      Fax No.: (512) 320-1041
                                      Telephone No.: (512) 320-1205
                                      Attn: Chris Harkrider

                                      COMERICA BANK-TEXAS


                                      By:
                                         ---------------------------------------
                                         Joe T. Gaydos
                                         Vice President

                                      Address for Notices and Applicable Lending
                                         Office:

                                      1508 West Mockingbird Lane
                                      Dallas, TX 75235
                                      Fax No.: (214) 589-4724
                                      Telephone No.: (214) 589-4707
                                      Attn: Joe T. Gaydos
                                            Mail Code 6510

                                      CHASE BANK OF TEXAS, NATIONAL ASSOCIATION


                                      By:
                                         --------------------------------------
                                         Bruce A. Shilcutt
                                         Title:
                                               --------------------------------

                                      Address for Notices and Applicable Lending
                                         Office:

                                      P.O. Box 2558
                                      Houston, TX 77252-8074
                                      Fax No.: (713) 216-2092
                                      Telephone No.: (713) 216-5162
                                      Attn: Bruce A. Shilcutt

         Guarantors hereby consent and agree to this Agreement and agree that each Guaranty shall remain in full force and effect and shall continue to (i) guarantee the Guaranteed Indebtedness (as defined in such Guaranty), and (ii) be the legal, valid and binding obligation of Guarantors and enforceable against Guarantors and collateral in accordance with their respective terms. In addition, Guarantors hereby agree that each Subsidiary Security Agreement, each Subsidiary Pledge Agreement, each Contribution and Indemnification Agreement and each Real Property Security Document shall remain in full force and effect and shall continue to (i) secure the Obligations (as defined in the Loan Documents other than the Real Property Security Documents) and Debt (as defined in the Real Property Security Documents), and (ii) be the legal, valid and binding obligation of Guarantors and enforceable against Guarantors and collateral in accordance with their respective terms.


                                        GUARANTORS:

                                        EZPAWN ALABAMA, INC.
                                        EZPAWN ARKANSAS, INC.
                                        EZPAWN COLORADO, INC.
                                        EZPAWN FLORIDA, INC.
                                        EZPAWN GEORGIA, INC.
                                        EZPAWN HOLDINGS, INC.
                                        EZPAWN INDIANA, INC.
                                        EZPAWN LOUISIANA, INC.
                                        EZPAWN NEVADA, INC.
                                        EZPAWN NORTH CAROLINA, INC.
                                        EZPAWN OKLAHOMA, INC.
                                        EZPAWN TENNESSEE, INC.
                                        TEXAS EZPAWN MANAGEMENT, INC.
                                        EZ CAR SALES, INC.
                                        EZPAWN CONSTRUCTION, INC.
                                        EZPAWN KANSAS, INC.
                                        EZPAWN KENTUCKY, INC.
                                        EZPAWN MISSOURI, INC.
                                        EZPAWN SOUTH CAROLINA, INC.
                                        EZCORP INTERNATIONAL, INC.
                                        EZ MONEY NORTH CAROLINA, INC.

                                        By:
                                                 ------------------------------
                                                 Daniel N. Tonissen
                                                 Senior Vice President

                                        TEXAS EZPAWN L.P.

                                        By:      Texas EZPAWN Management, Inc.,
                                                 its sole general partner


                                                 By:
                                                    ---------------------------
                                                    Daniel N. Tonissen
                                                    Senior Vice President

                                INDEX TO EXHIBITS

EXHIBIT           DESCRIPTION OF EXHIBIT                                        SECTION
-------           ----------------------                                        -------

A-1               Form of Master Credit Note                                    1.1, 2.4, 6.1(f)
A-2               Form of Swing Note                                            1.1, 2.9, 6.1(f)
B-1               Advance Request Form                                          1.1, 2.7, 6.2(a)
B-2               Letter of Credit Request Form                                 1.1, 3.2, 6.2(a)
C                 Form of Guaranty                                              1.1, 6.1(g)
D                 Form of Assignment and Acceptance                             1.1, 13.8
E                 Contribution and Indemnification Agreement                    1.1, 6.1(h)
F                 Form of Borrowing Base Report                                 8.1(g)



                               INDEX TO SCHEDULES

SCHEDULE          DESCRIPTION OF SCHEDULE                                       SECTION
--------          -----------------------                                       -------
1.1(a)            Commitments                                                   1.1
1.1(b)            Existing LCs                                                  1.1
1.1(c)            Pay-Day Advance Loan Documents                                1.1
7.14              List of Subsidiaries                                          7.14
9.1               Existing Debt                                                 7.9, 9.1
9.2               Existing Liens                                                9.2(a)





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